AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 2021

Registration Statement No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVO INTEGRATED SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	59-3691650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11120 NE 2nd Street, Suite 100 Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan

Novo Integrated Sciences, Inc. Non-Plan Based Shares

(Full title of the plan)

Robert Mattacchione

Chief Executive Officer

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

(Name and address of agent for service)

(206) 617-9797

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	4,500,000 shares	(4)	$3.22	$14,490,000.00	$1,580.86
Common Stock, par value $0.001 per share	1,772,000 shares	(5)	$3.22	$5,705,840.00	$622.51
Total	6,272,000 shares			$20,195,840.00	$2,203.37

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. Based on the average of high ($3.50) and low ($2.94) sale price of the issuer’s common stock, par value $0.001 per share (“Common Stock”), as quoted on the OTCQB tier of the OTC Markets on February 17, 2021, which date is within five business days prior to filing this registration statement.

(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

(4) This registration statement covers an aggregate of 4,500,000 shares of Common Stock available for issuance under the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan.

(5) This registration statement also covers the resale of 1,772,000 shares of Common Stock underlying stock options previously granted, pursuant to written stock option agreements, to the selling stockholders named in this registration statement in exchange for bona fide services provided by the selling stockholders to the issuer.

EXPLANATORY NOTE

Novo Integrated Sciences, Inc. (the “Company”) has prepared this registration statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), (i) for the purpose of registering 4,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), available for issuance under the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), and (ii) for the purpose of resale or reoffer thereof, 1,772,000 shares of Common Stock issuable upon exercise of stock options previously granted to the selling stockholders named in this registration statement in exchange for bona fide services provided by the selling stockholders to the issuer and pursuant to written stock option agreements.

This Registration Statement contains two parts, Part I and Part II.

Part I contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the selling stockholder named herein. Certain information relating to future issuances under the 2021 Plan is omitted from Part I, as further described below in the next paragraph and under the heading, “Item 1. Plan Information.”

Part II contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the 2021 Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

The Company will provide, without charge, to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information in Part I relating to the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) will be sent or given to participants in the 2021 Plan as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Section 10(a) Prospectus”) in respect of future issuances under the 2021 Plan.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) Prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b) promulgated under the Securities Act, or additional information about the 2021 Plan, will be made available without charge by contacting our Corporate Secretary, c/o Novo Integrated Sciences, Inc., 11120 NE 2nd Street, Suite 100, Bellevue, WA 98004.

REOFFER PROSPECTUS

1,772,000 SHARES

NOVO INTEGRATED SCIENCES, INC.

COMMON STOCK

This prospectus relates to 1,772,000 shares (the “Shares”) of common stock, par value $0.001 per share, of Novo Integrated Sciences, Inc. (“Novo,” the “Company,” “we” or “our”) issuable upon exercise of stock options previously granted to the selling stockholders named in this prospectus, some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and which may be offered from time to time by the selling stockholders of the Company, named herein, for such stockholders’ own accounts. The stock options were previously granted to the selling stockholders in exchange for bona fide services provided by the selling stockholders to the issuer and pursuant to written stock option agreements. We will not receive any proceeds from any sale of common stock offered pursuant to this prospectus. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options.

The selling stockholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of our common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the selling stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the selling stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “NVOS.” On February 1, 2021, we effected a 1-for-10 reverse split of our common stock. Share amounts in this prospectus have been adjusted to give effect to this reverse stock split. Beginning on February 1, 2021, our common stock began trading on a post-split basis under the symbol “NVOSD.” On March 2, 2021 (the 21st business day following the reverse stock split), our common stock will return to trading under the symbol “NVOS.” On February 17, 2021, the closing price of our common stock was $3.49.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 35 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is February 19, 2021.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND RISK FACTOR SUMMARY

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

●	We have a history of operating losses;
●	We may not be able to implement successfully our growing our multidisciplinary primary health care business by opening and acquiring new clinics and expanding the staffing of multidisciplinary primary health care clinicians to affiliate clinics and eldercare centric homes;
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We may not be able to increase our market share in existing eldercare services, occupational therapy services, physiotherapy services and speech language pathology services through network affiliation growth and new contracts;
●	We may be unable to attract sufficient demand for and obtain acceptance of our multidisciplinary primary health care services and our medical cannabidiol products by both multidisciplinary primary health care clinicians and patients;
●	The clinics that we acquire or open may not meet our expectations;
●	If we open new clinics in existing markets, revenue at our existing clinics may be affected negatively;
●	The multidisciplinary primary health care market is highly competitive, including competition for patients, strategic relationships, and commercial payor contracts, each of which could adversely affect our contract and revenue base;
●	We may be unable to obtain reimbursement for our multidisciplinary primary health care services from the government or third-party health care insurers of our patients;
●	We may not be able to successfully make acceptable financial arrangements for patients who desire treatment but cannot afford to pay in full or part, and for whom third-party insurance coverage is either limited or non-existent;
●	Prospective patients may be unwilling to pay out-of-pocket for certain of our multidisciplinary primary health care and primary care services, in the absence of reimbursement from the government or third-party health care insurers for such multidisciplinary primary health care and services;
●	The success of alternative treatments, therapies and medical products as opposed to the multidisciplinary primary health care services, therapies and medical CBD products that we offer could adversely affect us;
●	We may not be able to recruit and retain qualified multidisciplinary primary health care clinicians for our multidisciplinary primary health care clinics and staffing of affiliate clinics and eldercare centric homes;
●	We may not be able to prohibit or limit our multidisciplinary primary health care clinicians from competing with us in our local markets;
●	We may be unable to enter into or maintain contracts for our multidisciplinary primary health care services on favorable terms with commercial payors in Canada and the United States;
●	Government health care programs may reduce reimbursement rates;

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●	The health care industry is heavily regulated, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations;
●	Our multidisciplinary primary health care clinics are and will be subject to numerous statutes and regulations in the Canadian provinces in which we operate or intend to operate and states in the United States in which we intend to operate. Failure to comply with these laws and regulations could result in civil or criminal sanctions;
●	Past and future health care reform legislation and other changes in the health care industry could adversely affect our business, financial condition and results of operations;
●	We are subject to the Canada Health Act, Canada’s National Health Insurance Program and Food and Drugs Act and analogous provisions of applicable federal, provincial, state and local laws and could face substantial penalties if we fail to comply with such laws;
●	If the Company acquires one or more multidisciplinary primary health care clinics or primary care facilities in the United States, we will be subject to the Anti-Kickback Statute, FCA, Civil Monetary Penalties statute and analogous provisions of applicable state laws and could face substantial penalties if we fail to comply with such laws;
●	We will be subject to the data privacy, security and breach notification requirements of Canadian and United States federal statutes and other data privacy and security laws, and the failure to comply with these rules, or allegations that we have failed to do so, could result in civil or criminal sanctions;
●	Our telemedicine platform is currently under development and we may be unsuccessful in the commercialization of the telemedicine platform;
●	Our success with the telemedicine platform will highly be dependent upon our ability to develop relationships with primary care physicians and specialists;
●	Our telemedicine platform may not be accepted in the marketplace;
●	Our Remote Patient Monitoring platform is currently in early-stage roll-out and development and we may be unsuccessful in the commercialization of the RPM platform;
●	Our success with the Remote Patient Monitoring platform will highly be dependent upon our ability to develop relationships with primary care physicians and specialists;
●	Our Remote Patient Monitoring platform may not be accepted in the marketplace;
●	Government regulation of the internet and e-commerce is evolving, and unfavorable changes could substantially harm our business and results of operations;
●	We may be unable to attract sufficient demand for and obtain acceptance of our medical CBD products by both multidisciplinary primary health care clinicians and patients;
●	Possible yet unanticipated changes in federal and state law could cause any products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD;
●	Risks associated with the CBD products industry;
●	FDA regulation could negatively affect the hemp industry, which would directly affect our financial condition;
●	Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing and sales of products derived from those plants under state law of the United States;
●	Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the 2018 Farm Act, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD;
●	There may be unanticipated delays in the development and introduction of our future medical CBD products and/or our inability to control costs;
●	We may be unable to consistently retain or hire third-party manufacturers, suppliers or other service providers to produce our medical CBD products;
●	We do not have control over all third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated;
●	The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses;
●	Confusion between legal CBD and illegal cannabis;
●	Seasonal fluctuations in revenue;
●	Our failure to promote and maintain a strong brand;
●	Failure to achieve or sustain profitability;
●	Our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company or any of its affiliated providers;
●	Significant competition;
●	Adequate protection of confidential information;
●	The business risks of United States and international operations;
●	Our vulnerability to changes in consumer preferences and economic conditions;
●	Potential litigation from competitors and health related claims from patients and customers;
●	A limited market for our common stock;
●	Our ability to adequately protect the intellectual property used to produce our medical CBD products; and
●	Our ability to stay abreast of modified or new laws and regulations applying to our business.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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THE COMPANY

Business Overview

Novo Integrated Sciences, Inc. was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. When used herein, the terms “Company,” “we,” “us,” and “our” refer to Novo Integrated Sciences, Inc. and its consolidated subsidiaries.

The Company owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Currently, the Company’s revenue is generated solely through its wholly owned Canadian subsidiary, Novo Healthnet Limited (“NHL”), which provides our services and products through both clinic and eldercare related operations.

Our clinicians and practitioners provide certain multidisciplinary primary health care services, and related products, beyond the medical doctor first level contact identified as primary care. Our clinicians and practitioners are not licensed medical doctors, physicians, specialist, nurses or nurse practitioners. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of 103 affiliate clinics, and 218 eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Additionally, we continue to expand our patient care philosophy of maintaining an on-going continuous connection with our patient community, beyond the traditional confines of brick and mortar facilities, by extending oversight of patient diagnosis, care and monitoring, directly through various Medical Technology Platforms either in-use or under development.

Our specialized multidisciplinary primary health care services include physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

The occupational therapists, physiotherapists, chiropractors, massage therapists, chiropodists and kinesiologists contracted, by NHL, to provide occupational therapy, physical therapy and fall prevention assessment services are registered with the College of Occupational Therapists of Ontario, the College of Physiotherapists of Ontario, College of Chiropractors of Ontario, College of Massage Therapists of Ontario, College of Chiropodists of Ontario, and the College of Kinesiologists of Ontario regulatory authorities.

Our strict adherence to public regulatory standards, as well as self-imposed standards of excellence and regulation, have allowed us to navigate with ease through the industry’s licensing and regulatory framework. Compliant treatment, data and administrative protocols are managed through a team of highly trained, certified health care and administrative professionals. We and our affiliates provide service to the Canadian property and casualty insurance industry, resulting in a regulated framework governed by the Financial Services Commission of Ontario.

Eldercare

The Company’s eldercare related operations provide physiotherapy (“PT”), occupational therapy (“OT”), assessment and application assistance for assistive devices, fall prevention programs, community-based strengthening and general flexibility exercise classes, rehabilitative strategies and continuing education to eldercare clients, including caregivers and family members as applicable, in various long-term care homes, retirement homes and community-based locations across the province of Ontario, Canada.

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As a result of NHL’s September 2013 asset acquisition of Peak Health LTC Inc, an Ontario corporation formed in 2006, NHL has a 14-year history of providing certain multidisciplinary related healthcare services and products to the eldercare community. In 2017, based on the philosophical overlap and synchronicity between PT and OT, NHL launched its occupational therapy sector of services for our eldercare clients. NHL’s eldercare focused OT and PT services and product are in direct competition with the top providers in this sector. We offer one of the most extensive rosters of OT and PT clinicians certified by the Ministry of Health for assistive device assessment under the Assistive Device Program which, when the individual meets the criteria, allows our eldercare clients access to significant funding subsidies to purchase varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters).

Additionally, our proprietary Electronic Rehabilitation Record and Management Reporting software solution provides us the ability to deliver each eldercare facility with a wide-array of detailed PT and OT reports that include, among other things: (i) client specific treatment details, (ii) identifying cost and optimization possibilities, (iii) outlining a wide variety of client outcome measurements, (iv) analyzing overall contract effectiveness, and (v) producing indicators which assist the NHL team to target opportunities for improved team efficiency. This software comes with an ability to provide a graphically illustrated ‘report card’ for contribution to annual, interdisciplinary care conferences with staff and family members, as well as fall reporting capacities, which are central to many homes’ fall prevention committee meetings. Additionally, data generated by the software allows members from both the NHL team and the eldercare facility team to identify residents who fall frequently and allow for the inter-disciplinary team to put strategies in place to better reduce a resident’s “fall-risk”.

NHL has created and delivers, through online virtual technology, a variety of eldercare related educational in-service programs which include topics such as nursing restorative education, back education and other eldercare-relevant topics such as osteoporosis, fall prevention, wheelchair positioning, and least restraints. NHL has designed its virtual online education in-service programs and modules to be presented in a variety of formats to facilitate the different capacity and styles of learning common to senior-aged individuals.

Our eldercare PT services are provided as follows:

1.	Long-Term Care Homes. NHL contracts with long-term care homes to provide individualized, onsite PT and group exercise classes for its residents. Registered physiotherapists are assisted by on-site support personnel to deliver individualized care, based on assessed needs, and with a goal of assisting each resident to attain and maintain their highest level of function possible with their activities of daily living. These services are primarily funded by the Ontario Ministry of Health and Long-Term Care (“MOHLTC”). The NHL team assists in providing assistive device assessments allowing residents access to funding assistance for varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters). In addition to providing PT services, our team assists the long-term care home’s interdisciplinary team in the homes’ annual care conferences with its residents. Through the provision of education regarding nursing restorative programming, our team assists the facilities’ team in back education, fall prevention and many other subjects related to PT or physical health and wellness. The NHL team works together with the interdisciplinary team to assist with mandatory coding of Canada’s Resident Assessment Instrument Minimum Data Set (“RAI-MDS”) which is the standardized assessment tool required for the home to access payment from the MOHLTC for each resident. Additionally, through NHL’s proprietary software, the homes have access to abundant reporting solutions to help provide objective and quantitative measures for their continuous quality improvement program. NHL’s proprietary software provides our eldercare client locations with the unique ability to login and access multiple data points related to a multitude of therapy services provided to its residents, allowing for detailed, rapid reporting and accountability.

2.	Retirement Homes. We contract with client retirement homes to provide individualized PT and group exercise classes to the retirement homes’ residents. Registered physiotherapists are assisted by the onsite support personnel to deliver individualized care based on assessed needs, again with a goal of assisting the residents participating in therapy to attain and maintain their level of function related to the activities of daily living. These services are partially funded by the individual and partly funded by the MOHLTC. Similar to the long-term care sector, our team assists with education of the nursing/interdisciplinary team, provides in depth service reports to the homes to measure desired service delivery and our proprietary software allows for each retirement home to have the same unique login capacity. In addition to the services above, some of the residents in the retirement homes, and as applicable the resident’s family members, can request and authorize receiving an increased level of physiotherapy related services available privately on a fee-for-service basis paid by the individual.

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3.

Community Based Home Care Physiotherapy. Throughout the province of Ontario, the MOHLTC operates 14  Local Health Integration Networks (“LHINs”) which are health authorities responsible for regional administration of public health care services. The LHINs serve as contact points, information clearinghouses, referral resources, and assessment/care coordinators for eligible residents who need health care assistance at home or a safer place to live through aging at home strategies that can be put in place by health care providers. Through service contracts, the LHINs engage “cluster providers” to provide services to clients living in the community, clients living at-home or clients living in a retirement home. These service contracts are funded by the MOHLTC.

NHL is a “cluster provider” sub-contractor for home care physiotherapy in the North East LHIN which encompasses more than 565,000 people across 400,000 square kilometers and five sub-regions . Through this subcontract arrangement, we provide one-on-one physiotherapy assessment and treatment to clients who cannot easily access outpatient services due to mobility challenges. Primarily, these clients are elderly with multiple co-morbidities, although some clients are not elderly and are instead simply post-operative with mobility challenges.

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Community Based Group Exercise Classes & Fall Prevention Programs. NHL has contracted with two “cluster providers”  to provide group exercise classes and fall prevention programs (consisting of an assessment accompanied by education and group exercise classes) in three separate LHINs (Central, Toronto Central and Central East) which encompass the Greater Toronto area with an estimated aggregate population of 6.4 million  people. In 2013, the MOHLTC introduced several initiatives designed to assist seniors in maintaining an active and healthy lifestyle while still living at home. Under the 2013 initiative, exercise instructors under contract with NHL, deliver group exercise classes over a 48-week period each year.

In addition, another component of the 2013 MOHLTC initiative is the delivery of fall prevention programs with entry and exit assessments completed by specialized registered providers such as kinesiologists and physiotherapists with the assistance of exercise instructors for the group class and education portion of the program. The goal of these classes is to assess seniors’ general health status, identify defined levels of risk pertaining to balance and falling, and educate seniors about fall prevention through a combination of increased knowledge and teaching exercises designed to improve strength and balance.

5.	Community-based Outpatient Clinics. NHL provides outpatient physiotherapy, chiropractic, and laser technology services through a community-based clinic in the province of Ontario. The services provided at the clinic are funded by Motor Vehicle Accident treatment plans, extended health benefits insurance coverage, or private payment. A portion of the services provided at the clinic are funded by the MOHLTC in the form of Episodes of Care and these services are specifically targeted to be delivered to clients who meet the following criteria:

●	Aged 65 years of age and older or aged 18 years of age and younger, and
●	Are post-operative, or
●	Have just been discharged from a hospital, or
●	Are receiving services from the Ontario Disability Services Program or Ontario Works.

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Our eldercare OT services are provided, through two separate sectors, as follows:

1.	Long-Term Care Sector. We contract with client homes to provide the following OT services:

●	Assessments and interventions to support maintenance and restoration of function related to seating, mobility, positioning for self-care, prevention of pressure ulcers, falls and use of restraints,
●	Speech language pathology services, including evaluation and treatment,
●	Swallowing and eating assessments and interventions,
●	Cognitive behavioral assessments and care planning,
●	Our occupational therapists have specialized training in mobility providing assistive device assessments when required. This service is funded primarily by the MOHLTC.

2.	Retirement Home & Community. We provide the following OT services through individual contracts with private payers:

●	Home safety assessments,
●	Functional assessments,
●	In-home activities of daily living assessments,
●	Assessment and completion of applications for assistive devices (mobility aids),
●	Custom seating and mobility consultations,
●	Case management services, and
●	Speech language pathology services, including evaluation and treatment.

Recent Developments

Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

On March 17, 2020, as a result of COVID-19 infections having been reported throughout both Canada and the United States, certain national, provincial, state and local governmental issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Accordingly, on March 17, 2020, the Company closed all corporate clinics for all in-clinic non-essential services to protect the health and safety of its employees, partners and patients. On March 20, 2020, the Company announced the precautionary measures taken as well as announcing the business impact related to the coronavirus (COVID-19) pandemic.

Operating under COVID-19 related governmental proclamations and directives, between March 17, 2020 and June 1, 2020, the Company provided in-clinic multi-disciplinary primary healthcare services and products solely to patients with emergency and essential need while also providing certain virtual based services related to physiotherapy. In light of most eldercare related services being deemed essential by national, provincial and local governmental authorities in Canada, NHL’s contracted eldercare related services have been nominally impacted during the fiscal third quarter and we project the same for the fiscal fourth quarter.

On May 26, 2020, the Ontario Ministry of Health announced updated guidance and directives stating that physiotherapists, chiropractors and other regulated health professionals, including all services and products provided by the Company, can gradually and carefully begin providing all services, including non-essential services, once the clinician and provider are satisfied all necessary precautions and protocols are in place to protect the patients, the clinician and the clinic staff. With all corporate clinics closed due to the COVID-19 pandemic, with the exception of providing certain limited essential and emergency services, the Company had furloughed 48 full-time employees and 35 part-time employees from its pre-closure levels of 81 full-time employees and 53 part-time employees.

On June 2, 2020, the Company commenced opening its corporate clinics and providing non-essential services. As of June 9, 2020, the Company had opened all corporate clinics while following all mandated guidelines and protocols from Health Canada, the Ontario Ministry of Health, and the respective disciplines’ regulatory Colleges to ensure a safe treatment environment for our staff and clients. Certain of these guidelines and protocols include both active and passive screening for staff and clients, enhanced cleaning measures using only Health Canada approved disinfectants and sanitizers, personal protective equipment usage, appropriate signage and markers throughout the clinics, and layout changes to the clinics to reflect proper physical distancing measures. Additional, more restrictive proclamations and/or directives may be issued in the future.

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With our clinic facilities re-opened and our eldercare contracts operating under COVID-19 pandemic related mandated guidelines and protocols, for the month ended January 31, 2021, NHL’s clinic-based patient flow has met and exceeds 82% for the same period in 2020. In addition, for the month ended January 31, 2021 NHL’s eldercare contract services provided has met and exceeds 93% for the same period in 2020. As of January 31, 2021, the Company has 78 full-time employees and 59 part-time employees.

Based on no additional “lockdowns” or new material directives are implemented limiting the Company’s ability to provide both its clinic and eldercare community related services, for fiscal year 2021 the Company projects a steady month-over-month increase as (i) recommended guidelines for patient-clinician on-site interaction are eased, and (ii) more overall movement restrictions are reduced and people are more comfortable in public spaces.

The ultimate impact of the COVID-19 pandemic on the Company’s operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced patient traffic and reduced operations. The full long-term financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date will impact the Company’s fiscal year 2021 business and potentially beyond. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the full impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Return of Acquisition Deposit

On June 12, 2020, the Company terminated an acquisition letter of intent (“LOI”), resulting in the return, on June 26, 2020, of a CAD$350,000 (approximately $255,570 on June 26, 2020) deposit to the Company.

LA Fitness U.S. License Agreement & Guaranty

On September 24, 2019, Novomerica Health Group Inc. (“Novomerica”), a wholly owned subsidiary of the Company, entered into a Master Facility License Agreement with Fitness International, LLC and Fitness & Sports Clubs, LLC (together with Fitness International, LLC, “LA Fitness U.S.”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between Novomerica and Fitness International, LLC (“U.S. License Agreement”).

Pursuant to the terms of the U.S. License Agreement, the parties agreed that from time to time as set forth in the U.S. License Agreement or as the parties otherwise agree, Novomerica may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness U.S., and LA Fitness U.S. may desire to grant to such sublicenses the right to do the same. Upon execution of applicable documentation as may be required by the U.S. License Agreement, the sublicensee (which may be Novomerica, if Novomerica desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the U.S. License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the U.S. License Agreement (the “Services”), with the applicable LA Fitness U.S. facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the U.S. License Agreement, five separate initial licenses in Ohio were granted. Novomerica agreed to develop and open for business (a) at least two of such facilities by June 30, 2020, (b) at least two additional facilities by September 30, 2020, and (c) the final remaining facility by December 31, 2020 (“U.S. Development Schedule”). Pursuant to the terms of the U.S. License Agreement, in the event that Novomerica fails to meet the U.S. Development Schedule, the initial licenses that Novomerica has developed and opened for business will remain unaffected; however, Novomerica will lose the right to develop the remaining licenses.

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With respect to each license granted under the U.S. License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, Novomerica shall pay to LA Fitness U.S. a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the U.S. License Agreement, the term of the U.S. License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the U.S. License Agreement) of the last remaining license granted under the U.S. License Agreement.

Pursuant to the terms of the U.S. License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “U.S. Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness U.S. Pursuant to the terms of the U.S. Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of Novomerica’s obligations and liabilities under the U.S. License Agreement.

In March 2020, as a result of guidelines issued by local, state, and federal authorities due to the COVID-19 pandemic, LA Fitness U.S. closed all facilities nationwide. Currently, under both government and internal corporate directives, LA Fitness U.S. is cautiously opening certain facilities to limited access and services. As a result, all contractual terms and conditions of our U.S. License Agreement are on hold, with all parties indicating the intention to amend the U.S. License Agreement and its timelines once “normal” activity resumes in the LA Fitness U.S. facilities. Re-engagement of the contract terms may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness U.S. based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness U.S. facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of early 2021. Furthermore, in our discussions with LA Fitness U.S., all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness U.S. continues to indicate the desire to continue our contractual agreements upon LA Fitness U.S. re-opening facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness U.S. facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

LA Fitness Canada License Agreement & Guaranty

On September 24, 2019, NHL entered into a Master Facility License Agreement with LAF Canada Company (“LA Fitness Canada”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between NHL and LA Fitness Canada (“Canada License Agreement”).

Pursuant to the terms of the Canada License Agreement, the parties agreed that from time to time as set forth in the Canada License Agreement or as the parties otherwise agree, NHL may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness Canada, and LA Fitness Canada may desire to grant to such sublicensees the right to do the same. Upon execution of applicable documentation as may be required by the Canada License Agreement, the sublicensee (which may be NHL, if NHL desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the Canada License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing the Services, with the applicable LA Fitness Canada facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the Canada License Agreement, 17 separate initial licenses in Ontario, Canada and Alberta, Canada were granted. NHL agreed to develop and open for business (a) at least four of such facilities by March 31, 2020, (b) at least six additional facilities by June 30, 2020, (c) at least six additional facilities by September 30, 2020, and (4) the final remaining facility by December 31, 2020 (the “Canada Development Schedule”). Pursuant to the terms of the Canada License Agreement, in the event that NHL fails to meet the Canada Development Schedule, the initial licenses that NHL has developed and opened for business will remain unaffected; however, NHL will lose the right to develop the remaining licenses.

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As defined in the Canada License Agreement, NHL has provided the initial four deposits due by March 31, 2020. In addition, NHL has engaged clinicians to sublicense the roll-out and operation of micro-clinics as defined in the Canada License Agreement clinics in LAF.

With respect to each license granted under the Canada License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, NHL shall pay to LA Fitness Canada a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the Canada License Agreement, the term of the Canada License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the Canada License Agreement) of the last remaining license granted under the Canada License Agreement.

Pursuant to the terms of the Canada License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “Canada Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness Canada. Pursuant to the terms of the Canada Guaranty, the Company irrevocably guaranteed the full, unconditional, and prompt payment and performance of all of NHL’s obligations and liabilities under the Canada License Agreement.

In March 2020, as a result of guidelines issued by local, provincial, and federal authorities due to the COVID-19 pandemic, LA Fitness Canada closed all facilities nationwide. Currently, under both government and internal corporate directives, LA Fitness Canada is cautiously opening certain facilities to limited access and services. As a result, all contractual terms and conditions of our Canada License Agreement are on hold with all parties indicating the intention to amend the Canada License Agreement and its timelines once “normal” activity resumes in the LA Fitness Canada facilities. Re-engagement of the contract terms may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness Canada based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness Canada facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of late summer 2021. Furthermore, in our discussions with LA Fitness Canada, all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness Canada continues to indicate the desire to continue our contractual agreements upon the re-opening of LA Fitness Canada facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness Canada facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

Regulation A+ Offering

Beginning on June 29, 2020, in a “Tier 2 Offering,” pursuant to an Offering Circular on Form 1-A, as amended, pursuant to Regulation A, the Company offered, on a self-underwritten “best efforts” basis, up to 2,000,000 shares of its common stock, with an aggregate amount of $30,000,000. The initial public Offering price per share of the Company’s common stock is $15.00 per share pursuant to the Offering. There is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for the Offering to close. The minimum investment amount per investor is $1,050 (70 shares of common stock), subject to waiver by the Company. As of February 19, 2021, no shares have been sold and no funds have been raised through this Regulation A+ Offering.

Agreement to Cash Payment on a Related Party Debenture

On July 21, 2020, a related party debenture holder and the Company signed an Amendment No. 2 to a Debenture, originally dated September 30, 2013, to provide a cash payment equal to CAD$360,000 (approximately $267,768 as of July 21, 2020), which amount would be deducted from the debenture principal balance, resulting in a remaining principal balance of CAD$390,000 (approximately $290,082 as of July 21, 2020).

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Agreement to Convert Debt to Common Stock, Related Party Debtee

On July 21, 2020, the Company and a related party debt holder agreed to convert the total remaining balance of a Loan Agreement, originally dated January 19, 2016, with a total balance owed, including principal and interest, equal to CAD$304,321 (approximately $226,363 as of July 21, 2020). The debt was converted into 15,091 restricted shares of the Company’s common stock at a per share price of $15.00. As a result of the stock issuance, the related party loan debt has been paid in full.

Engagement of Financial Advisor

On July 31, 2020, the Company engaged Maxim Group LLC as the Company’s financial advisor to assist the Company in articulating its growth strategy to the investment community and to assist the Company with its aspiration to up-list to a national exchange.

Officer Employment Agreement

On August 6, 2020, the Company and its President, Christopher David, entered into an Employment Agreement, effective August 5, 2020. In consideration thereof, the Company agreed to pay Mr. David a monthly salary of $8,000. In addition, the Company agreed to grant Mr. David an option to purchase 575,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The option fully vested on the date of grant and expires on August 6, 2025.

Extension of Acquisition LOI and Conversion of Refundable Deposit to Loan

On August 31, 2020, the Company extended the termination date of an acquisition LOI to September 1, 2021 and to convert the LOI refundable deposit of CAD$500,000 to a loan, payable to the Company, with an interest rate of 10% per annum and a due date of September 1, 2021.

New Principal Financial Officer

On December 15, 2020, Klara Radulyne notified us of her intent to resign as our Principal Financial Officer, effective December 15, 2020. On December 15, 2020, our Board of Directors appointed Thomas Bray as Principal Financial Officer. Mr. Bray also serves as our principal accounting officer.

2794512 Ontario Inc. Asset Purchase Agreement

On December 11, 2020, we entered into that certain Asset Purchase Agreement (the “2794512 APA”) by and between the Company and 2794512 Ontario Inc. (the “Seller”), pursuant to which the Company agreed to purchase, and Seller agreed to sell, generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications. Pursuant to the terms of the 2794512 APA, the purchase price was $876,000, which was paid through the issuance by the Company by the Company of 240,000 restricted shares of common stock based on the 30-day trading average of $3.65. The shares were issued on December 15, 2020.

Increase of Board Size, Appointment of New Directors and Creation of Audit Committee

On January 26, 2021, our Board of Directors, pursuant to power granted to the Board in our bylaws, increased the size of the Board from four persons to seven persons. In addition, the Board named the following persons to serve as directors to fill the newly created vacancies: Alex Flesias, Robert Oliva and Michael Pope. Each of Messrs. Pope, Oliva and Flesias qualifies as an independent director under the Nasdaq listing rules. Also on January 26, 2021, the Board established an Audit Committee and named each of Messrs. Flesias, Oliva and Pope to serve as members thereof. Mr. Pope serves as Chairman of the Audit Committee.

Reverse Stock Split

On February 1, 2021, we effected a 1-for-10 reverse stock split of our common stock. We implemented the reverse stock split in connection with our application to uplist our common stock to The Nasdaq Capital Market. The reverse stock split is an action intended to fulfill the stock price requirements for listing on Nasdaq. As a result of the reverse stock split, every 10 shares of issued and outstanding common stock were exchanged for one share of common stock, with any fractional shares being rounded up to the next higher whole share. The reverse stock split was approved by the Company’s Board of Directors and by stockholders holding a majority of the Company’s voting power.

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Approval of the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan

On February 9, 2021, our Board of Directors and stockholders holding a majority of our outstanding common stock approved the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Under the 2021 Plan, a total of 4,500,000 shares of common stock are authorized for issuance pursuant to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other cash- or stock-based awards to officers, directors, employees and eligible consultants to the Company or its subsidiaries. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1 through and including January 1, 2023, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board of Directors. As of February 19, 2021, the 2021 Plan has 4,500,000 shares are available for award.

Business Growth Initiatives

The Company’s mission is to provide excellence in multidisciplinary primary health care assessment, diagnosis, treatment, pain management and prevention through the integration of medical technology, advanced therapeutics and rehabilitative science. Key elements of our business growth initiatives include:

●	Increase Market Share in Canada through Organic Growth, Asset Acquisition and Contract Expansion for both our Clinic and Eldercare Operations. Specific to our clinic-based operations, the Company has an ongoing initiative to expand our Canadian market share through both organic growth and strategic acquisition of operating multidisciplinary primary health care clinics in markets we are currently located as well as new geographic markets. Specific to our Eldercare based operations, we intend to increase our Canada market share of providing contracted-occupational therapy and physiotherapy services to eldercare centric homes through network affiliation growth, new contract awards and increased usage of telemedicine.

●	Expand Operations into the United States through:

	○	The introduction of a customized version of our multidisciplinary primary health care service model with emphasis on pain prevention, treatment and management as well as immune enhancement through the launch of micro-clinic facilities.

	○	The strategic acquisition of targeted U.S. operating clinics in key geographical areas.

	○	Establishment of strategic corporate alliances and partnerships with existing U.S. health care provider facilities, including certain of our current Canadian clients with U.S.-based facilities, allowing us immediate access to their client base.

	○	Integration of specific specialized multidisciplinary primary health care services and products that are a direct compliment to the existing primary care related products and services already provided by brand-recognized, established retail entities such as grocers, pharmacies, health fitness clinics and clinics with a further emphasis of healthcare maintenance through product solutions.

●	Open Micro-Clinic Facilities through our U.S. and Canada LA Fitness Master Facility License Agreements. Micro-clinic facilities are reduced footprint clinics, primarily located within the premises of larger commercial enterprises, focused on providing multidisciplinary primary health care and medical technology related services. Under the terms of our Agreement with LA Fitness (U.S. and Canada), we are developing and opening micro-clinic facilities within the footprint of LA Fitness facilities throughout both the U.S. and Canada. Each micro-clinic exists through either third-party sub-license agreements or corporate sponsored arrangement. The Company’s LA Fitness based micro-clinic facilities will primarily provide outpatient physiotherapy and occupational therapy services.

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●	Further Development and Usage of our Telemedicine Medical Technology Platform. Telemedicine is transforming traditional approaches to health care by providing ease of access and reduced costs for patients for the delivery of certain healthcare related services.

Specific to our eldercare-based operations, prior to COVID-19 our Telemedicine Medical Technology Platform was primarily focused on providing physiotherapy related “virtual-care” services to both smaller and remote eldercare focused facilities to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. With the profound impact COVID-19 has had on the delivery on delivery of healthcare services sector wide, operating under COVID-19 related authorized governmental proclamations and directives, on April 1, 2020, we expanded our eldercare related Telemedicine Medical Technology Platform to include non-critical resident reviews, exercise related activity and additional physiotherapy sessions, ensuring continuity of service for our long-term care and retirement home clients.

Specific to our Clinic based operations, the success of telemedicine has always depended on the adoption of virtual technology by clinicians, medically licensed providers and the patient. A basic checklist approach to results allows both multidisciplinary clinicians and medically licensed providers to remotely determine if direct medical attention is required rather than remote or virtual guidance to care. The patient friendly telemedicine platform removes the traditional barrier represented by intimidating peripherals along with necessary precision use and application of the peripherals to obtain accurate data necessary for appropriate diagnosis. A patient can now feel certain of their role in the assessment process without sophisticated and exhaustive training.

Our Telemedicine Medical Technology Platform intends to integrate certain medical devices, such as a blood pressure reading device, a derma scope, an ophthalmoscope otoscope, and other add-ons each of which can provide both the clinician and the medically licensed provider with real-time diagnostic data, greatly enhancing the ability to better provide the patient with an accurate diagnosis, treatment and follow-on guidance. Our Telemedicine Medical Technology Platform is intended to allow any qualified location to install and utilize our Telemedicine Medical Technology Platform at a relatively low-cost point of entry.

●	Develop and Launch our Remote Patient Monitoring Medical Technology Platform. Beyond the traditional confines of in-clinic visits, our Remote Patient Monitoring Medical Technology Platform (“RPM platform” or “RPM”) provides clinicians and practitioners the ability to maintain an on-going continuous connection with their patient community extending patient care directly into the patient’s home. Through our exclusive licensing agreement with Cloud DX, our RPM platform empowers a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review.

Effective with the re-opening of NHL’s corporate clinics post COVID-19 lockdown, we have launched Phase 1 of our Remote Patient Monitoring Medical Technology Platform. Using the Cloud DX technology, at the time of our clinic staff initiating patient check-in, NHL’s staff is collecting pertinent vital sign data for on-going analysis, comparison, and observation under the RPM license application. Our clinic staff are actively working to educate our patients regarding the benefits of participating in our RPM Platform. In Canada, third party insurance coverage for RPM related devices is now being reviewed for implementation nationwide. Currently, as documented and requested by the clinician, insurance coverage is being approved on a case-by-case basis.

Additionally, the Company has implemented a marketing and sales program to sub-license the Cloud DX technology to our Canadian affiliate clinic network as well as other clinics and medically licensed providers throughout both Canada and the United States.

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●	Develop and Launch our Novo Connect Medical Technology Platform. Our Novo Connect Medical Technology Platform (“Novo Connect”) is an app, currently in development, intended as a secure patient-centered portal designed to integrate numerous source systems for patient interface by facilitating communication between the patient and the patient’s provider. The Novo Connect app will be developed for Web, iOS and Android application to optimize communication between source systems. Novo Connect is being designed to allow patients to have direct control of their overall healthcare and wellness by providing a suite of secure, reliable engagement features, such as, but not limited to:

○	Appointment scheduling
○	Bi-directional interface with Electronic Health Records (EHR)
○	Access to Forms and Documents
○	Distribute patient data from C-CDAs to the patient portal regardless of source EHR
○	Bill Pay
○	E-commerce
○	Remote Patient Monitoring Medical Technology Platform Interface
○	Telemedicine
○	Patient-focused wellness information

●	Build an Intellectual Property and Patent Portfolio. We intend to acquire or obtain licensing rights for Intellectual Property (IP) and patents related to health sciences and nano-formulation. When considering nano-formulation patent and IP assets, one specific area we intend to pursue relates to medical cannabis related medicines, beverages and foods infused with dry powder, liquid or oil with further formulation into creams and gels, allowing for oral, intravenous and/or transdermal delivery.

●	Acquire Ownership Interest in Licensed Pharmaceutical Manufacturing and Packaging Facilities. As we build our Intellectual Property portfolio, having ownership of a licensed, high-grade pharmaceutical product manufacturing and packaging solution is integral in creating the medium for use and application of our proprietary health sciences as well as mitigating market exclusion and enhancing patient service and product offerings.

●	Expand our Posture, Stride, and Kinetic Body Movement Scanning Technologies and Protocols. When combined with decades of data harvesting and analysis, we believe these specialized technologies and protocols provide our clinics with the ability to deliver better healthcare, through early diagnosis and preventative health care strategies, to both our patients and patients under the care of other providers.

●	Launch our Exclusive Medicinal Cannabidiol (“CBD”) Product Platform based in Canada. As we continue to build our health science platform of services and products through the integration of technology and rehabilitative science, one component of our lateral business growth strategy includes developing business units centered on the direct control of the cultivation, processing, and manufacturing of CBD products in Canada, and the sale and distribution of medicinal CBD products in Canada and authorized U.S. states. We expect our prospective medicinal CBD products will be specifically focused on CBD for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for health care providers in place of prescribing opioids to patients.

Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal CBD, combined with our existing clinic-based treatment protocols, allows us to enter this market segment with a unique integration model not readily available in the marketplace.

About Our Affiliate Clinics

In order to strengthen our position within the Canadian Preferred Provider Network (“PPN”), we’ve built a contracted affiliate relationship with 103 clinics across Canada with 83 affiliate clinics in Ontario province and 20 affiliate clinics located throughout Alberta, Nova Scotia and Newfoundland.

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The PPN is a network of three major insurance companies and their subsidiaries, totaling 11 insurance companies. PPN member insurance companies, in need of specific multidisciplinary primary health care solutions for their patients, send referrals to specific clinics registered through the PPN. We, as one of five major providers to the PPN, receive referrals through the PPN. This subset of business is a continuous source of referrals, from the insurance company payer to the approved group of clinics meeting the insurance companies’ pre-determined set of criteria for what they believe to be an appropriate clinical setting. Affiliate clinics pay us a mix of a flat fee and a percentage-based fee upon receipt of a payment for a service referred through the PPN.

The services provided by our affiliate clinics are consistent with the multidisciplinary primary health care services provided by our own corporate clinics. While each affiliate clinic may provide additional unique health care solutions, all affiliate clinics must meet specific criteria established under the PPN, creating a single standard of excellence across all clinics within our network.

Cloud DX

On February 26, 2019, the Company completed a Software License Agreement with Cloud DX, Inc., a medical device company, operating in the United States and Canada that develops both hardware and related software for Remote Patient Monitoring Medical Technology Platform and Chronic Care, that provides NHL with perpetual licensing rights to the Bundled Pulsewave PAD-1A USB Blood Pressure Device, related software and up-to-date product releases. Additionally, the License Agreement provides NHL with conditional exclusive rights, over the initial 5-year period, to sub-license and re-sell Bundled Pulsewave Devices and related software.

The Cloud DX platform allows NHL to further expand on its patient care philosophy of maintaining an on-going continuous connection with its patient community, beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient’s home through Remote Patient Monitoring Medical Technology Platform. The Cloud DX technology empowers a patient with real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician further allows our clinicians and practitioners to deliver non-redundant diagnostic based proactive multidisciplinary primary health care.

Effective with the re-opening of NHL’s corporate clinics, post COVID-19 lockdown, we have launched Phase 1 of our Remote Patient Monitoring Medical Technology Platform. Using the Cloud DX technology, as part of our clientele’s check-in and daily screening process we are collecting pertinent vital sign data for on-going analysis, comparison, and observation under the RPM application.

Additionally, the Company has implemented a marketing and sales program to sub-license the Cloud DX technology to our Canadian affiliate clinic network as well as other clinics and medically licensed providers throughout both Canada and the United States.

Contracts

Certain contracts held with client homes and client companies follow standard formats and include generally accepted terms of reference. Specific clauses within the NHL contracts for services contain language intended to (1) clarify which entity is the health information custodian of the medical files (usually held by the client home or company), (2) define release of liability, (3) ensure privacy and confidentiality of proprietary information or private health information, (4) define provisions of worker’s compensation clearance or benefits for employees and/or contractors, (5) detail provisions of value-added items, services or programs, (6) set out terms and conditions of the contract (often for a set number of years with an option to a renew), (7) provide for termination conditions, and (8) detail invoicing and billing procedures.

Employees

As of January 31, 2021, we employ 78 full-time employees. Approximately 85% of our clinicians and practitioners are contracted as independent contractors. We believe that a diverse workforce is important to our success. We will continue to focus on the hiring, retention and advancement of women and underrepresented populations, and to cultivate an inclusive and diverse corporate culture. In the future, we intend to continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

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The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also provide robust compensation and benefits programs to help meet the needs of our employees. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Competition

Other Multidisciplinary Primary Health Care Providers

In Canada, the specialized multidisciplinary primary health care service sector in which we operate is highly competitive. Specific to both our Clinic and Eldercare operations, with a finite number of patients and corporate clients, companies providing multidisciplinary primary health care services operate within an overlapping patient and client landscape.

Our business growth initiatives include expanding our patient base through both opening new clinics and the acquisition of existing multidisciplinary primary health care providers and clinics in markets that we currently populate, as well as in new geographic markets, including the United States. There is additional competition from non-traditional health care providers, such as holistic and Eastern medicine-based clinics. We believe we can successfully compete based on providing high-quality specialized multidisciplinary primary health care services, competitive pricing, building and maintaining a solid reputation and our clinicians’ devotion to maintaining the highest quality patient satisfaction.

Health Insurance Plans

Additionally, our ability to effectively compete for patients is impacted by commercial and managed care payor programs that influence patient choice by offering health insurance plans that restrict patient choice of provider.

Canadian Health Care System

Our competition will also be the Canadian health care system which is a government sponsored system that began in 1957, when Parliament approved the Hospital Insurance and Diagnostics Services Act. The Act provided free acute hospital care, laboratory and radiological diagnostic services to Canadians. By 1961, agreements were in place with all the provinces and 99% of Canadians had free access to the health care services covered by the legislation. The Act was followed by the Medical Care Act of 1966 that provided free access to physician services. By 1972, each province had established its own system of free access to physician services. The federal government shared in the funding. In 1984, the Government of Canada passed the Canada Health Act (CHA). The Canada Health Act created a publicly administered health care system that is comprehensive, universal and accessible. All medically necessary procedures are provided free of charge. The system provides diagnostic, treatment and preventive services regardless of income level or station in life. Access to care is not based on health status or ability to pay. Coverage is portable between provinces and territories. We can give no assurance that we will be able to effectively compete in this market.

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Government Regulation and Health Care Regulation

Canada

In Canada, some health care services are public, some are private and there are a number of different entities involved in regulating and providing their delivery. While there is a perception that all health care in Canada is publicly funded, the publicly funded system is generally restricted to “medically necessary” hospital and physician services, and provincial or territorial drug plans that provide access to prescription drugs to residents over the age of 65 or those residents who rely on social assistance programs. Publicly funded services are delivered through a combination of public and private providers and funding comes from the Canadian federal government, which sets national standards, and the provincial and territorial governments, which regulates the delivery of services and determines those services that are deemed “medically necessary” (i.e., publicly funded) within the context of their own unique fiscal and political environment. In addition, there are a wide array of health products and services that are not subject to coverage under the public health insurance plans that are provided on a private payer basis. See “Risks Related to our Multidisciplinary Primary Health Care Business”.

Federal/Provincial Government Division of Power

As is the case for many important industries and economic sectors, neither the federal, nor the provincial/territorial level of government has exclusive jurisdiction over health. Instead, the Constitution Act, 1867, divides the legislative powers relevant to the regulation of the delivery of health products and services between the federal and provincial levels of government.

The federal government is responsible for regulating important aspects of various health industries or sectors including the regulation of selling, importing, distributing and marketing of drugs and medical devices and maintains significant influence over health policy and national objectives through the use of its spending power.

The provincial/territorial level of government has comprehensive authority over the delivery of health care services. Other examples of provincial responsibility include the regulation of hospitals and other health facilities, administration of health insurance plans, distribution of prescription drugs and regulation of health professionals.

However, many health industry sectors are subject to at least some degree of regulation or oversight by both levels of government.

Canada’s National Health Insurance Program

Canada’s “national” health insurance program, a publicly funded single-payer system often referred to as “Medicare,” is designed to ensure that all Canadian residents have universal access to medically necessary hospital and physician services through the provincial and territorial health care insurance plans.

The Canada Health Act

The Canada Health Act is the federal legislation that provides the foundation for the Canadian health care system. The Act is administered by Health Canada, the federal department with primary responsibility for maintaining and improving the health of Canadians. However, neither the Canada Health Act nor Health Canada have direct authority to regulate the health insurance plans that give effect to the publicly funded health insurance system that is in place across the country. Instead, the Act establishes certain values and principles and sets out criteria and conditions that each publicly funded health insurance plan is required to meet in order to qualify for federal funding through the Canada Health Transfer. As federal funding is critical to the ability to fund “medically necessary” hospital and physician services, each provincial and territorial health insurance plan must satisfy the requirements of public administration; universality; portability; comprehensiveness; and accessibility.

Notably, these requirements relate only to funding and administration and establish broad principles rather than a prescriptive code. In addition, the Canada Health Act is silent with respect to the delivery of health services and does not prohibit or discourage the delivery of insured health services by the private sector. As a result, there is significant variation in the funding and administration of health insurance plans from one jurisdiction to another. However, most provinces permit the delivery of a broad range of publicly funded health services through a combination of both public and private providers. Indeed, many publicly funded services in Canada are privately delivered.

The requirement that publicly funded health insurance plans be comprehensive requires that “medically necessary” hospital and physician services be covered. If a service is determined to be “medically necessary” then the full cost of the service must be covered by the public plan. However, the term is not defined and the services that must be covered are intentionally and broadly defined in order to accommodate the ability of each province and territory to make its own coverage decisions within the context of its unique fiscal and political environment. Typically, such decisions are made in consultation with the relevant medical associations in the jurisdiction. However, determining whether a particular service is “medical necessary” is a determination that has both a fiscal and political dimension. Ultimately, these coverage decisions are decisions about the allocation of scarce public resources.

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The products and services available to Canadians through the publicly funded health insurance system are supplemented by a wide array of health products and services that are not, as a general matter, subject to coverage under the public health insurance plans. For example, prescription drug coverage, dental services and vision care are generally provided on a private payer basis. However, many jurisdictions provide coverage for these types of services to seniors and those who face financial or other barriers to privately funded health care. There are also a growing number of providers that offer non-medically necessary ancillary health services. Examples include elective surgical or cosmetic procedures.

Regulation of Health Professionals and Health Facilities

Health professionals and health care facilities are subject to federal laws of general application, but the regulation of such matters is largely a matter of provincial jurisdiction.

Health Professionals

Through legislation, the provinces have delegated the regulation of health professionals to self-governing professional bodies (with varying degrees of discretion). Such legislation generally seeks to protect the public through a combination of “input regulations” that focus on who is entitled to provide a particular health service and “output regulations” that focus on the quality and delivery of the service being provided. Such regulations also generally include conflict of interest (or anti-kickback) provisions, as such matters are generally dealt with as part of the regulation of health professions rather than the regulation of health facilities.

Health industry participants that offer a particular service need to understand how the service is regulated. If the service involves the performance of a regulated or controlled act (i.e., acts that can only be performed by a particular category or categories of regulated health professionals or their delegates) then the involvement of one or more duly qualified health professionals will likely be required. Also, it may be necessary to implement certain protocols and procedures in order to comply with the requirements of the regulatory colleges that govern the practices of any such professionals. Complying with such requirements can have significant commercial implications.

Health facilities

Operating a regulated health facility can be challenging and often involves a degree of regulatory risk.

Residential health care facilities other than hospitals, such as nursing homes, long-term care facilities, pharmacies, laboratories and specimen collection clinics are, in most jurisdictions, privately owned and operated pursuant to provincial licenses and oversight. However, the degree to which such health facilities and other providers are regulated generally depends on the nature of the products and services being provided.

The operation of health facilities by private sector entities still typically involves some element of reimbursement through public funds. Where public funds are being used to acquire goods and services, additional accountability measures such as procurement requirements often apply.

Regulation of Drugs

The process of obtaining marketing authorizations and approvals of prescription drugs is administered by Health Canada’s Therapeutic Products Directorate (“TPD”).

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The TPD applies the Food and Drugs Act and the regulations applicable to prescription drugs to ensure that drug products sold in Canada are safe and effective. No drug product can be offered for sale in Canada unless and until, after review, it is issued a marketing authorization by Health Canada.

In addition to its review of drug products, Health Canada is responsible for the ongoing monitoring of drug products being sold in Canada, as well as the regulation of good manufacturing practices and establishment licenses, which are required in connection with the import, manufacture, distribution and/or sale of drug products.

The Patented Medicines Prices Review Board

The Patented Medicines Prices Review Board (“PMPRB”) is an independent quasi-judicial body created in 1987 under amendments to the Patent Act. The PMPRB is responsible for regulating the prices that patentees charge for prescription and non-prescription patented drugs sold in Canada. Based on a review of the information required to be filed by a patentee, the PMPRB considers whether the price of a medicine appears excessive based on certain factors including: (i) the prices that the patented medicine is sold in the Canadian market; (ii) the prices at which other medicines in the same therapeutic class are sold in the Canadian market; and (iii) the prices at which the medicine and other medicines in the same therapeutic class have been sold in other countries other than Canada. If the PMPRB considers the price of a medicine appears excessive, revised pricing is the usual outcome.

Public Market Access

Each province has a provincial drug plan that allows certain individuals to access drugs at a reduced cost. Products that will be paid for by the provincial government (in some provinces, for all residents, while in others for certain prescribed individuals such as seniors and individuals receiving social assistance), are typically listed on provincial formularies. For innovator products, the manufacturer negotiates the pricing for inclusion on the provincial formulary with the provincial government. For generic products, the price to be paid for the generic product is determined by a sliding scale of fixed prices related to when such products enter the market and the price of the innovator product (i.e., a percent of the price of the innovator pharmaceutical product depending on whether they are first, second or third entry products). If a drug is a generic product and listed as interchangeable on the provincial formulary, a pharmacist is permitted to dispense the interchangeable product for the innovator product. Under most provincial benefit plans, interchanging a generic product for the innovator product by pharmacists is mandatory and generally most provinces will only reimburse the pharmacist for the lowest cost interchangeable product. Government drug plans account for approximately 50% of all sales of prescription drugs in Canada.

The scope and enforcement of each of these laws is uncertain and subject to constant change. Federal and provincial enforcement entities have significantly increased their scrutiny of health care companies and providers which has led to investigations, prosecutions, convictions and large settlements. Although we conduct our business in compliance with all applicable federal and provincial fraud and abuse laws, many of these laws are broadly worded and may be interpreted or applied in ways that cannot be predicted with any certainty. Therefore, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or that they will be found to be in compliance with applicable fraud and abuse laws. Further, responding to investigations can be time consuming and result in significant legal fees and can potentially divert management’s attention from the Company.

Client Information Privacy

In Canada, under the Personal Information Protection and Electronic Documents Act and under various provincial laws, comprehensive privacy laws have been introduced to protect the privacy of individuals from the undisclosed or non-consensual sharing of sensitive information for commercial purposes. As the gathering and use of information is such an integral component of our business, we must always be alert for and respond to changes in the information regulatory environment.

Protection of Environment and Human Health and Safety

We are subject to various federal, state and local and regulations relating to the protection of the environment and human health and safety, including those governing the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. Some of our operations include the use, generation and disposal of hazardous materials. We also plan to acquire ownership in new facilities and properties, some of which may have had a history of commercial or other operations. We may, in the future, incur liability under environmental statutes and regulations with respect to contamination of sites we own or operate, including contamination caused by prior owners or operators of such sites, abutters or other persons, and the off-site disposal of hazardous substances. Violations of these laws and regulations may result in substantial civil penalties or fines.

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United States

The United States health care industry is subject to extensive regulation by federal, state and local governments. Government regulation affects our businesses in several ways, including requiring licensure or certification of facilities, regulating billing and payment for certain of our services, regulating how we maintain health-related information and patient privacy, and regulating how we pay and contract with our physicians. Our ability to conduct our business and to operate profitability depends in part upon obtaining and maintaining all necessary licenses and other approvals; and complying with applicable healthcare laws and regulations. See “Risk Factors — Risks Related to Healthcare Regulation.”

State Law Regulation of Construction, Acquisition or Expansion of Healthcare Facilities

Thirty-six states have certificate of need programs that require some level of prior approval for the construction of a new facility, acquisition or expansion of an existing facility, or the addition of new services at various healthcare facilities. Following the acquisition of one or more clinics or staffing primary healthcare practitioners in the United States, states where we may seek to operate may require a certificate of need to acquire or operate our clinics.

State Licensure

Only a few states may require the licensure of multidimensional primary health care clinics and clinics such as ours. This absence of a uniform licensing process leads to inconsistencies in the nature and scope of services offered at our care clinics. To effectively control both the nature of services rendered and the environment in which services are offered, state legislators or regulators may attempt to regulate the urgent care industry in a manner similar to hospitals and freestanding emergency rooms. Following the acquisition of one or more clinics or staffing primary healthcare practitioners in the United States, such regulations could have a material impact on our growth strategy and expansion plans.

Laws and Rules Regarding Billing

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, numerous state and federal laws may apply to our claims for payment, including but not limited to (i) “coordination of benefits” rules that dictate which payor must be billed first when a patient has coverage from multiple payors, (ii) requirements that overpayments be refunded within a specified period of time, (iii) “reassignment” rules governing the ability to bill and collect professional fees on behalf of other providers, (iv) requirements that electronic claims for payment be submitted using certain standardized transaction codes and formats, and (v) laws requiring all health and financial information of patients in a manner that complies with applicable security and privacy standards.

Additionally, on January 16, 2009, the United States Department of Health and Human Services (“HHS”), released the final rule (implemented on October 1, 2015) mandating that providers covered by the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including our clinics, comply with ICD-10. Following the acquisition of one or more clinics or staffing primary healthcare practitioners in the United States, we will incur additional compliance related costs.

Medicare and Medicaid

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, our clinics and multidisciplinary primary healthcare clinicians and practitioners, including any staffing we might pursue in affiliate clinics or eldercare centric homes in the United States, might participate in the federal Medicare and/or Medicaid programs.

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Since 1992, Medicare has paid for the “medically necessary” services of physicians, non-physician practitioners, clinicians and certain other suppliers under a physician fee schedule, a system that pays for covered physicians’ services furnished to a person with Medicare Part B coverage. Under the physician fee schedule, relative values are assigned to each of more than 7,000 services to reflect the amount of work, the direct and indirect (overhead) practice expenses, and the malpractice expenses typically involved in furnishing that service. Each of these three relative value components is multiplied by a geographic adjustment factor to adjust the payment for variations in the costs of furnishing services in different localities. Relative value units, or RVUs, are summed for each service and then are multiplied by a fixed-dollar conversion factor to establish the payment amount for each service. The higher the number of RVUs assigned to a service, the higher the payment. Under the Medicare fee-for-service payment system, an individual can choose any licensed physician enrolled in Medicare and use the services of any healthcare provider or facility certified by Medicare.

On November 2, 2017, the Clinics for Medicare & Medicaid Services (“CMS”) issued a final rule updating the Quality Payment Program (“QPP”) under the Medicare and CHIP Reauthorization Act of 2015 (“MACRA”). MACRA was signed into law on April 16, 2015, ending the Sustained Growth Rate (“SGR”) formula for determining Medicare spending on physician services. MACRA created two provider payment tracks—the Medicare Incentive Payment System (“MIPS”) and the Advanced Alternative Payment Models (“A-APM”) track. Under MIPS, clinicians receive an annual composite score, which drives either an upward or downward rate adjustment two years after the performance period. Under the A-APM track, participants in Medicare Alternative Payment Models that exceed specified levels of clinician risk become MIPS-exempt and receive special bonuses equivalent to 5% of their annual Part B revenue. MACRA requirements on clinicians are already in effect for calendar year 2017, with payment adjustments under the new system due to start in 2019. However, in rulemaking last year, CMS significantly scaled back MIPS requirements for Performance Year 2017 to address concerns about physician buy-in and participation. Under the Final Rule, CMS would continue this “go slow” trajectory for MIPS, notably by increasing MIPS exemptions and once again scaling back potential downside payment adjustments through design of the MIPS scoring system. Reductions in Medicare payments could have a material adverse effect on our business.

CMS’s RAC Program

The Medicare Prescription Drug Improvement and Modernization Act of 2003 (“MMA”) introduced on a trial basis the use of Recovery Audit Contractors (“RACs”) for the purpose of identifying and recouping Medicare overpayments and underpayments. Any overpayment received from Medicare is considered a debt owed to the federal government. In October 2008, CMS made the RAC program permanent. RACs review Medicare claims to determine whether such claims were appropriately reimbursed by Medicare. RACs engage in an automated review and in a complex review of claims. Automated reviews are conducted when a review of the medical record is not required and there is certainty that the service is not covered or is coded incorrectly. Complex reviews involve the review of all underlying medical records supporting the claim and are generally conducted where there is a high likelihood, but not certainty, that an overpayment has occurred. RACs are paid a contingency fee based on overpayments they identified and collected.

A Medicare administrative contractor, or MAC, may suspend Medicare payments to a provider if it determines that an overpayment has occurred. When a Medicare claim for payment is filed, the MAC will notify the patient and the provider of its initial determination regarding reimbursement. The MAC may deny the claim for one of several reasons, including the lack of necessary information or lack of medical necessity for the services rendered. Providers may appeal any denials for claim payment.

Anti-Kickback Statute

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, if we are participants in the Medicare program, we will be subject to the Anti-kickback Statute. The Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration, directly or indirectly, in return for the referral of patients or arranging for the referral of patients, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered, in whole or in part, by a federal healthcare program such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value such as gifts, discounts, rebates, waiver of payments or providing anything at less than its fair market value. The Patient Protection and Affordable Care Act (the “ACA”) amended the intent requirement of the Anti-Kickback Statute such that a person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violation the statute. Further, the ACA now provides that claims submitted in violation of the Anti-Kickback Statute constitute false or fraudulent claims for purposes of the civil False Claims Act (“FCA”) including the failure to timely return an overpayment. Many states have adopted similar prohibitions against kickbacks and other practices that are intended to influence the purchase, lease or ordering of healthcare items and services reimbursed by a governmental health program or state Medicaid program. Some of these state prohibitions apply to remuneration for referrals of healthcare items or services reimbursed by any third-party payor, including commercial payors.

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Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, if we accept funds from governmental health programs, we will be subject to the Anti-Kickback Statute. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, such as $25,000 per violation and up to three times the remuneration involved. If in violation, we may be required to enter into settlement agreements with the government to avoid such sanctions. Typically, such settlement agreements require substantial payments to the government in exchange for the government to release its claims, and may also require entry into a corporate integrity agreement, or CIA. Any such sanctions or obligations contained in a CIA could have a material adverse effect on our business, financial condition and results of operations.

False Claims Act

The federal civil FCA prohibits providers from, among other things, (1) knowingly presenting or causing to be presented, claims for payments from the Medicare, Medicaid or other federal healthcare programs that are false or fraudulent; (2) knowingly making, using or causing to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the federal government; or (3) knowingly making, using or causing to be made or used, a false record or statement to avoid, decrease or conceal an obligation to pay money to the federal government. The “qui tam” or “whistleblower” provisions of the FCA allow private individuals to bring actions under the FCA on behalf of the government. These private parties are entitled to share in any amounts recovered by the government, and, as a result, the number of “whistleblower” lawsuits that have been filed against providers has increased significantly in recent years. Defendants found to be liable under the FCA may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties ranging between $5,500 and $11,000 for each separate false claim.

There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. The ACA also provides that claims submitted in connection with patient referrals that results from violations of the Anti-Kickback Statute constitute false claims for the purpose of the FCA with some courts determining that a violation of the Stark law can result in FCA liability as well. In addition, a number of states have adopted their own false claims and whistleblower provisions whereby a private party may file a civil lawsuit in state court. Following the acquisition of one or more clinics or staffing primary healthcare practitioners in the United States, we will be required to provide information to our employees and certain contractors about state and federal false claims laws and whistleblower provisions and protections.

Civil Monetary Penalties Statute

The federal Civil Monetary Penalties statute prohibits, among other things, the offering or giving of remuneration to a Medicare or Medicaid beneficiary that the person or entity knows or should know is likely to influence the beneficiary’s selection of a particular provider or supplier of items or services reimbursable by a federal or state healthcare program.

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Electronic Health Records

As required by the American Recovery and Reinvestment Act of 2009, the Secretary of HHS has developed and implemented an incentive payment program for eligible healthcare professionals that adopt and meaningfully use electronic health record, or EHR, technology. HHS uses the Provider Enrollment, Chain and Ownership System, or PECOS, to verify Medicare enrollment prior to making EHR incentive program payments. If our employed professionals are unable to meet the requirements for participation in the incentive payment program, including having an enrollment record in PECOS, we will not be eligible to receive incentive payments that could offset some of the costs of implementing EHR systems. Further, healthcare professionals that fail to demonstrate meaningful use of certified EHR technology are subject to reduced payments from Medicare. System conversions to comply with EHR could be time consuming and disruptive for physicians and employees. Failure to implement EHR systems effectively and in a timely manner could have a material adverse effect on our financial position and results of operations.

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, we will convert certain of our clinical and patient accounting information system applications to newer versions of existing applications or altogether new applications. In connection with our implementation and conversions, we will likely incur capitalized costs and additional training and implementation expenses.

Privacy and Security Requirements of Our Business Lines

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, numerous federal and state laws and regulations, including HIPAA and the Health Information Technology for Economic and Clinical Health Act, as amended (“HITECH”) will govern the collection, dissemination, security, use and confidentiality of patient-identifiable health information. As required by HIPAA, HHS has adopted standards to protect the privacy and security of this health-related information. The HIPAA privacy regulations contain detailed requirements concerning the use and disclosure of individually identifiable health information and the grant of certain rights to patients with respect to such information by “covered entities.” We believe that all or substantially all of our entities qualify as covered entities under HIPAA. We will take actions to comply with the HIPAA privacy regulations including the creation and implementation of policies and procedures, staff training, execution of HIPAA-compliant contractual arrangements with certain service providers and various other measures. Although we believe we will be in substantial compliance, ongoing implementation and oversight of these measures involves significant time, effort and expense.

In addition to the privacy requirements, HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health-related information received, maintained, or transmitted by covered entities or their business associates. Although we have taken actions in an effort to be in compliance with these security regulations, a security incident that bypasses our information security systems causing an information security breach, loss of PHI, or other data subject to privacy laws or a material disruption of our operational systems could have a material adverse effect on our business, along with fines. Furthermore, ongoing implementation and oversight of these security measures involves significant time, effort and expense.

Further, HITECH, as implemented in part by an omnibus final rule published in the Federal Register on January 25, 2013, further requires that patients be notified of any unauthorized acquisition, access, use, or disclosure of their unsecured protected health information, or PHI, that compromises the privacy or security of such information. HHS has established the presumption that all unauthorized uses or disclosures of unsecured PHI constitute breaches unless the covered entity or business associate establishes there is a low probability that the information has been compromised. HITECH and implementing regulations specify that such notifications must be made without unreasonable delay and in no case later than 60 calendar days after discovery of the breach. Breaches affecting 500 patients or more must be reported immediately to HHS, which will post the name of the breaching entity on its public website. Furthermore, breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS of such breaches at least annually. These breach notification requirements apply not only to unauthorized disclosures of unsecured PHI to outside third parties but also to unauthorized internal access to or use of such PHI.

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The scope of the privacy and security requirements under HIPAA was substantially expanded by HITECH, which also increased penalties for violations. Penalties for violations of these laws vary. For instance, penalties for failure to comply with a requirement of HIPAA and HITECH vary significantly, and include significant civil monetary penalties and, in certain circumstances, criminal penalties with fines up to $250,000 per violation and/or imprisonment. In addition, numerous breach incidents could lead to possible penalties in excess of $1.68 million. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and up to one-year imprisonment. The criminal penalties increase if the wrongful conduct involves false pretenses or the intent to sell, transfer or use identifiable health information for commercial advantage, personal gain or malicious harm. The amount of penalty that may be assessed depends, in part, upon the culpability of the applicable covered entity or business associate in committing the violation. Some penalties for certain violations that were not due to “willful neglect” may be waived by the Secretary of HHS in whole or in part, to the extent that the payment of the penalty would be excessive relative to the violation. HITECH also authorized state attorneys general to file suit on behalf of residents of their states. Applicable courts may be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. HITECH also mandates that the Secretary of HHS conduct periodic compliance audits of a cross-section of HIPAA covered entities and business associates. Every covered entity and business associate is subject to being audited, regardless of the entity’s compliance record.

State laws may impose more protective privacy restrictions related to health information and may afford individuals a private right of action with respect to the violation of such laws. Both state and federal laws are subject to modification or enhancement of privacy protection at any time. We are subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary and could impose additional requirements on us and more severe penalties for disclosures of health information. If we fail to comply with HIPAA, similar state laws or any new laws, including laws addressing data confidentiality, security or breach notification, we could incur substantial monetary penalties and substantial damage to our reputation.

States may also impose restrictions related to the confidentiality of personal information that is not considered PHI under HIPAA, including certain identifying information and financial information of our patients. Theses state laws may impose additional notification requirements in the event of a breach of such personal information. Failure to comply with such data confidentiality, security and breach notification laws may result in substantial monetary penalties.

HIPAA and HITECH also include standards for common healthcare electronic transactions and code sets, such as claims information, plan eligibility and payment information. Covered entities such as the Company and each of our clinics will be required to conform to such transaction set standards.

Telemedicine Medical Technology Platform, Remote Patient Monitoring Medical Technology Platform and Novo Connect Medical Technology Platform (collectively, “Medical Technology Platforms”)

Both our Telemedicine Medical Technology Platform and Remote Patient Monitoring Medical Technology Platform are operational in Canada on a limited usage basis; but are primarily in development. Our Novo Connect Medical Technology Platform is under development. All of our Medical Technology Platforms, when operational, will be subject to governmental health care regulations in Canada including, but not limited to, the Canada Health Act. While our Medical Technology Platforms are not currently operational in the United States, once operational our Medical Technology Platforms usage will be subject to United States laws, regulations, and directives such as, but not limited to, Medicare, Medicaid, RAC, Anti-Kick Back Statute, False Claims Act, Civil Monetary Penalties Statute, HIPAA, and HITECH. In addition, we will be subject to data privacy, security and breach notification requirements of United States federal, state, and local statutes and other data privacy and security laws.

Our Telemedicine Medical Technology Platform and Remote Patient Monitoring Medical Technology Platform, which are both currently in development with limited usage, are intended to collect and transmit a patient’s personal data, vital statistics and other medical history information, and both are subject to governmental health care regulations, data privacy, security and breach notification requirements of United States federal, state, and local statutes and other data privacy and security laws.

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Our Novo Connect Medical Technology Platform, which is currently in development and once operational will collect and transmits a patient’s personal data, vital statistics, along with various components of a user’s medical history, and is subject to both governmental health care regulations and data privacy, security and breach notification requirements of United States federal, state, and local statutes and other data privacy and security laws.

Stark Law

Our Medical Technology Platforms, once fully operational in the United States, will provide patients with real-time access to third-party primary care medically licensed physicians, specialists, nurses and nurse practitioners in various medical disciplines as well as multidisciplinary primary care clinicians. Because we will participate through our Medical Technology Platforms in the Medicare program, we will also be subject to the Stark Law. Unlike the Fraud and Abuse Law, the Stark Law is a strict liability statute. Proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to the Company’s management contracts with individual physicians, physician groups, multidisciplinary primary care clinicians, as well as, any other financial relationship between us and referring physicians, specialists, nurses and nurse practitioners in various medical disciplines as well as multidisciplinary primary care clinicians, including any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws like the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. Many federal healthcare reform proposals in the past few years have attempted to expand the Stark Law to cover all patients as well. As with the Fraud and Abuse Law, we consider the Stark Law in operating our Medical Technology Platforms and intend to operate our Medical Technology Platforms in compliance with the Stark Law. If we violate the Stark Law, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

E-Commerce

We are subject to general business regulations and laws as well as Federal and provincial regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the use of the Internet, availability of economic broadband access, or other online services, and increase the cost of providing our digital delivery of content and services. These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband internet access and the characteristics and quality of services. It is not clear how existing laws which govern issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

Medical Cannabidiol Product

As discussed in the Business Growth Initiative section above, we plan on expanding our business to include the cultivation, processing, and manufacturing of CBD products in Canada, and the sale and distribution of medicinal CBD products in Canada and authorized U.S. states. We expect our prospective medicinal CBD products will be specifically focused on CBD for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for health care providers in place of prescribing opioids to patients.

Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal cannabis and medicinal CBD, combined with our existing clinic-based treatment protocols, allows us to enter this market segment with a unique integration model not readily available in the marketplace.

Cannabis versus Hemp

While hemp and cannabis are both derived from the same species (Cannabis sativa), there are major differences in the characteristics of the respective plant strains that produce industrial hemp on the one hand, and cannabis products on the other. In short, hemp is a strain of the Cannabis sativa plant that is grown primarily for use in industrial applications. It has been specifically cultivated to produce a low tetrahydrocannabinol (“THC”) content and a high cannabidiol content. THC is the psychoactive constituent of cannabis and is responsible for producing the effects of the drug. CBD is another active ingredient present in Cannabis sativa plants, and it largely acts to neutralize the psychoactive effects of THC. Since hemp strains have extremely low levels of THC and high levels of CBD, they do not produce psychoactive effects when ingested.

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Canada

Cannabis is legal in Canada for both recreational and medicinal purposes. Medicinal use of cannabis was legalized nationwide on July 30, 2001 under conditions outlined in the Marijuana for Medical Purposes Regulations, later superseded by the Access to Cannabis for Medical Purposes Regulations, issued by Health Canada and seed, grain, and fiber production was permitted under license by Health Canada. The federal Cannabis Act came into effect on October 17, 2018 and made Canada the second country in the world to formally legalize the cultivation, possession, acquisition and consumption of cannabis and its by-products.

As set out in the Cannabis Regulations:

●	licenses are required for:

○	cultivating and processing cannabis

○	sale of cannabis for medical purposes or recreational purposes

○	analytical testing of and research with cannabis

●	permits are required to import or export:

○	cannabis for scientific or medical purposes

○	industrial hemp

●	license holders are subject to strict physical and personnel security requirements

●	plain packaging is required for cannabis products:

○	the Regulations set out strict requirements for:

■	logos

■	colors

■	branding

○	cannabis products must also be labelled with:

■	mandatory health warnings

■	standardized cannabis symbol

■	specific information about the product

●	access to cannabis for medical purposes continues to be provided for patients who need it

●	manufacturers of prescription drugs containing cannabis, while primarily subject to the Food and Drugs Act and its Regulations, are also subject to certain regulatory requirements set out in the Cannabis Regulations

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Patients authorized by their health care provider are still able to access cannabis for medical purposes by:

●	buying directly from a federally licensed seller

●	registering with Health Canada to produce a limited amount of cannabis for their own medical purposes

●	designating someone to produce it for them

Under the new regulations, there are improvements for patients accessing cannabis for medical purposes from federally licensed sellers. These improvements include:

●	the ability to request the return of their medical document from a federally licensed seller

●	the ability to request the transfer of their medical document to a different federally licensed seller

●	that the effective date on the registration document will be the day it is issued, rather than the day the medical document was signed by the health care provider

●	removal of the 30-day limitation period for buying cannabis from a federally licensed seller (to ensure no break in a patient’s supply)

●	a broader range of permitted products

●	access to an increasing number of licensed producers and sellers (Health Canada has licensed more producers in the last year than in the 4 previous years combined). The increasing number of licensed producers enables:

○	competitive prices

○	more supply of cannabis

○	an increased availability of a range of products

United States

Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Agricultural Improvement Act of 2018 on December 20, 2018 (the “2018 Farm Act “), which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% of THC, from Schedule 1 status under the Controlled Substances Act (“CSA”), and legalizing the cultivation and sale of hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. We anticipate that our prospective medicinal CBD products will be federally legal in the United States in that they will contain less than 0.3% of THC in compliance with the 2018 Farm Bill guidelines and will have no psychoactive effects on our patients’ and customers’ bodies. Notwithstanding, there is no assurance that the 2018 Farm Act will not be repealed or amended such that our prospective products containing hemp-derived CBD would once again be deemed illegal under federal law.

The 2018 Farm Bill also shifted regulatory authority from the Drug Enforcement Administration to the Department of Agriculture. The 2018 Farm Bill did not change the United States Food and Drug Administration’s (“FDA”) oversight authority over CBD products. The 2018 Farm Act delegated the authority to the states to regulate and limit the production of hemp and hemp derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp derived products under certain circumstances, no assurance can be given that such state laws may not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are adverse to our prospective medical CBD products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products.

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Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the United States Federal Food, Drug and Cosmetic Act (“FDCA”). The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the 2018 Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Although we believe our prospective medicinal CBD product offering will comply with applicable federal and state laws and regulations, legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

We do not intend to offer, and we do not intend to compete with companies that offer, cannabis products containing high levels of psychoactive THC. Although legal in some states, and in Canada, we do not intend to enter into this market. We may offer prospective medicinal CBD (hemp-based) products to patients and customers but will not compete with any medical or recreational marijuana sellers of products for high THC content sales due to legal and regulatory restrictions and uncertainty in the United States. Because of regulatory challenges facing marijuana companies in the United States, the vast majority of the companies focused on THC are Canadian and foreign, although several have begun to pursue domestic activities in states that permit marijuana sales. Federal law does not generally recognize marijuana (or hemp that exceeds 0.3% THC) as lawful, although that may change in the future.

Corporate History

Novo Integrated Sciences, Inc. was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, Novo Integrated was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc.

Since inception and through May 9, 2017, our activities and business operations were limited to raising capital, organizational matters and the implementation of our business plan related to research, development, testing and commercialization of various alternative energy technologies.

On September 5, 2013, NHL was incorporated under the laws of Ontario province Canada. On September 16, 2013, Novo Assessments Inc., Novo Community Care Inc, and Novo Healthnet Rehab Limited were formed, under the laws of Ontario province Canada, as wholly owned subsidiaries of NHL. On September 20, 2013, Novo Community Care Inc.’s name was changed to Novo Peak Health Inc. On September 30, 2013, NHL acquired substantially all the assets of the following operational Ontario Canada based entities, (i) Peak Health LTC Inc.; (ii) ICC Healthnet Canada Inc. and its related companies; and (iii) Michael Gaynor Physiotherapy Professional Corporation, operating as Back on Track. On November 18, 2014, Novo Healthnet Kemptville Centre, Inc., was formed under the laws of Ontario province Canada, with NHL owning an 80% interest. On April 1, 2017, NHL purchased substantially all of the assets of APKA Health, an occupational therapy entity operating in Ontario province Canada.

Acquisition of Novo Healthnet Limited

On April 25, 2017 (the “Effective Date”), the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and between (i) the Company; (ii) NHL; (iii) ALMC-ASAP Holdings Inc. (“ALMC”); (iv) Michael Gaynor Family Trust (the “MGFT”); (v) 1218814 Ontario Inc. (“1218814”); and (vi) Michael Gaynor Physiotherapy Professional Corp.; and collectively ALMC, MGFT and 1218814 herein referred to as “the NHL Shareholders”). Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire, from the NHL Shareholders, all of the shares of both common and preferred stock of NHL, held by the NHL Shareholders, in exchange for the issuance by the Company, to the NHL Shareholders, shares of the Company’s common stock, such that following the closing of the Share Exchange Agreement, the NHL Shareholders would own 16,779,741 restricted shares of Company common stock, representing 85% of the issued and outstanding Company common stock, calculated including all granted and issued options or warrants to acquire the Company common stock as of the Effective Date, but to exclude shares of Company common stock that are subject to a then-current Regulation S Offering that was undertaking by the Company (the “Exchange”).

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On May 9, 2017, the Exchange closed and, as a result, NHL became a wholly owned subsidiary of Novo Integrated Sciences, Inc.

Acquisition of Executive Fitness Leaders

On December 1, 2017, the Company, NHL and Executive Fitness Leaders, located in Ottawa Ontario Canada, entered into an Asset Purchase Agreement, pursuant to which NHL acquired substantially all of the assets of Executive Fitness Leaders in exchange for the issuance, by the Company, of 38,411 restricted shares of its common stock.

Formation of Novomerica Health Group, Inc. in U.S.

On November 3, 2017, Novomerica Health Group, Inc. was incorporated, under the laws of the state of Nevada, as a wholly owned subsidiary of Novo Integrated Sciences, Inc. for the purpose of expanding the Company’s operations into the United States.

Novo Peak Health Inc. Amalgamated with NHL

On September 25, 2018, Novo Peak Health, Inc. was amalgamated with Novo Healthnet Limited.

Assignment of Joint Venture Agreement

On January 7, 2019, 2478659 Ontario Ltd. (“247”) and Kainai Cooperative (“Kainai”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) for the purpose of developing, managing and arranging for financing of greenhouse and farming projects involving hemp and cannabis cash crops on Kainai related lands, and developing additional infrastructure projects creating jobs and food supply to local communities. On January 8, 2019, we and 247 entered into an Agreement of Transfer and Assignment, pursuant to which 247 agreed to sell, assign and transfer to the Company all rights, contracts, contacts and any and all other assets related in any way to the Joint Venture Agreement. Pursuant to the terms of the Joint Venture Agreement, as assigned to us, the parties will work in a joint venture relationship with the Company providing the finance, development and operation of the project, including sales, and Kainai providing the land and approvals for the development of the projects.

The joint venture will distribute to the Company and Kainai all net proceeds after debt and principal servicing and repayment allocation, as well as operating capital allotment, on a ratio equal to 80% to the Company and 20% to Kainai.

The Joint Venture Agreement has an initial term of 50 years and Kainai may renew the Joint Venture Agreement within five years of the expiry of the initial term upon mutual agreement.

On January 30, 2019, pursuant to the terms of the Joint Venture Agreement, the Company issued 1,200,000 restricted common shares to 247 with a value of $21,600,000.

Cloud DX Inc. License Agreement

On February 26, 2019, Novo Integrated Sciences, Inc. (the “Company”) and Novo Healthnet Limited (“NHL”) entered into a Software License Agreement (the “Cloud DX License”) with Cloud DX Inc. (“Cloud DX”) pursuant to which Cloud DX agreed to sell, and NHL agreed to purchase, a fully paid up, perpetual license, with 5-year conditional exclusivity, for the Cloud DX Bundled Pulsewave PAD-1A USB Blood Pressure Device, up-to-date product releases and Licensed Software Products (the “Licensed Software”) to include the:

●	Cloud DX Connected Health web portal for clinical users,
●	Cloud DX Connected Health mobile app,
●	Cloud DX Connected Health Windows app, and

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●	Cloud DX Connected Health MacOS app.

Pursuant to the terms of the Cloud DX License, Cloud DX also agreed to sell, and NHL agreed to purchase, 4,000 fully functional Pulsewave PAD 1A USB blood pressure monitor devices bundled with the perpetual license discussed above (the “Bundled Devices”).

The Cloud DX platform allows NHL to further expand on its patient care philosophy of maintaining an on-going continuous connection with its patient community, beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient’s home through Remote Patient Monitoring (“RPM”). The Cloud DX technology empowers a patient with real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician further allows our clinicians and practitioners to deliver non-redundant diagnostic based proactive multidisciplinary primary health care.

The Cloud DX License grants NHL and its majority-owned subsidiaries, holding companies, and affiliates, with the exception of physiotherapy clinics owned and operated by Closing The Gap Healthcare Inc., the right to use and sub-license the Licensed Software and re-sell the Bundled Devices pursuant to the terms of the Cloud DX License in the physical therapy clinic marketplace in North America in exchange for the purchase price as set forth below:

● Upon the closing, the Company issued 45,835 restricted shares of its common stock having a value (as calculated as set forth in the Cloud DX License) of CAD$1,000,000 (approximately $758,567 as of February 26, 2019), and

● Cloud DX will invoice CAD$250,000 (approximately $189,642 as of February 26, 2019) to NHL based on the following deliverables, and paid on the following schedule:

Cloud DX deliverable	Novo payment (terms: Net 15)
Heart Friendly Program launches in Clinic #1	CAD$50,000 (approximately $37,929 as of February 26, 2019)
Novo-branded Android app delivered as APK file	CAD$35,000 (approximately $26,550 as of February 26, 2019)
Novo-branded Clinical portal website delivered	CAD$35,000 (approximately $26,550 as of February 26, 2019)
Pulsewave PAD-1A devices – 1st delivery	CAD$20,000 (approximately $15,171 as of February 26, 2019)
Marketing services / materials delivered	CAD$25,000 (approximately $18,964 as of February 26, 2019)
Cloud DX hires dedicated Novo support FTE	CAD$85,000 (approximately $64,478 as of February 26, 2019)

On March 9, 2020, the Company and NHL entered into that certain First Amendment to Cloud DX Perpetual Software License Agreement (the “Cloud DX Amendment”) with Cloud DX, effective March 6, 2020, pursuant to which the parties thereto agreed that the CAD$250,000 (approximately $186,231 as of March 6, 2020) that was to be paid by NHL based on the above deliverables would be paid as a one-time payment of 46,558 restricted shares of Company common stock. In addition, pursuant to the terms of the Cloud DX Amendment, the parties agreed to settle a $200,000 fee owed by NHL to Cloud DX through payment of 50,000 restricted shares of Company common stock.

Pursuant to the terms of the Cloud DX License, the perpetual license with 5-year conditional exclusivity is subject to the following conditions:

(a)	Year 1 – NHL has the right to sell and market the Licensed Software exclusively to “Physical Therapy Clinics,” as hereinafter defined, in Canada and the U.S. for the first 5 years after the execution date of the Cloud DX License, with the exception of clinics operated by Closing the Gap Healthcare. “Physical Therapy Clinics” means any clinic that offers para-medical services focused on physical therapy, orthotics, chiropractic, nutrition, massage, wellness, esthetic and cosmetic services (e.g. “botox”, “restylane”) and related non-medical services, sometimes called “multi-disciplinary clinics”, and excludes pharmacies and services offered by licensed medical professionals including medical doctors (MD/PhD), nurses, nurse practitioners, physician assistants, licensed practical nurses and staff that deliver medical care.

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(b)	During the 5-year initial period, NHL is expected to sell a minimum of 4,000 Bundled Devices and to sell a minimum of 200 franchises.
(c)	In Year 6 and beyond, additional 1-year periods of conditional exclusivity will be granted provided that NHL sales in the preceding 12 months are equal to total sales achieved in Year 5.
(d)	If the minimums set forth in item (b) above are not met, continued exclusivity will require the payment of an additional fee, to be negotiated in good faith between the parties.
(e)	2-Way Exclusivity – NHL agrees not to replace the Software and Bundled Devices or offer a competitive offering as long as NHL is representing the Cloud DX product line.

Acquisition of Societe Professionnelle de Physiotherapie M Dignard, carrying on business as Action Plus Physiotherapy Rockland

On July 22, 2019, the Company and Societe Professionnelle de Physiotherapie M Dignard, carrying on business as Action Plus Physiotherapy Rockland and providing physiotherapy and related ancillary services (“APPR”), entered into an Asset Purchase Agreement (“APA”) pursuant to which APPR agreed to sell, assign and transfer to the Company, free and clear of all encumbrances, other than permitted encumbrances, and the Company agreed to purchase from APPR all of APPR’s right, title and interest in and to all of its assets, with the exception of certain limited exclusions, and the rights, privileges, claims and properties of any kind whatsoever that are related thereto, whether owned or leased, real or personal, tangible or intangible, of every kind and description and wheresoever situated.

Pursuant to the terms of the APA, the purchase price is determined as six times APPR’s purported EBITDA, equaling CAD$300,000, of which, APPR (1) received a cash payment of CAD$175,000; and (2) was issued CAD$125,000 worth of the Company’s common stock, par value $0.001, as restricted common shares pursuant to an exemption from registration as set forth in Regulation S under the Securities Act. Pursuant to the terms of the APA, APPR was issued 8,456 restricted common shares of the Company’s common stock as consideration for the CAD$125,000 payment owed to APPR. On the business day immediately preceding the closing date of the APA, determined as July 19, 2019, the CAD-to-USD conversion rate, per x-rates.com, was 0.7644 which converts CAD$125,000 to $95,550 rounded to the nearest whole number dollar amount. Based on the determined 30-trading day closing average price per share of $11.30, the calculated number of the Company’s restricted common shares issued to APPR was 8,456, which includes rounding the calculation up to the nearest whole number of shares.

The transaction closed on July 22, 2019. The purchase of these assets was not considered significant for accounting purposes; therefore, pro forma financial statements were not presented.

U.S. LA Fitness License Agreement & Guaranty

On September 24, 2019, Novomerica Health Group Inc. (“Novomerica”), a wholly owned subsidiary of the Company, entered into a Master Facility License Agreement with Fitness International, LLC and Fitness & Sports Clubs, LLC (together with Fitness International, LLC, “LA Fitness U.S.”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between Novomerica and Fitness International, LLC (“U.S. License Agreement”).

Pursuant to the terms of the U.S. License Agreement, the parties agreed that from time to time as set forth in the U.S. License Agreement or as the parties otherwise agree, Novomerica may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness U.S., and LA Fitness U.S. may desire to grant to such sublicenses the right to do the same. Upon execution of applicable documentation as may be required by the U.S. License Agreement, the sublicensee (which may be Novomerica, if Novomerica desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the U.S. License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the U.S. License Agreement (the “Services”), with the applicable LA Fitness U.S. facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

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Pursuant to the terms of the U.S. License Agreement, five separate initial licenses in Ohio were granted. Novomerica agreed to develop and open for business (a) at least two of such facilities by June 30, 2020, (b) at least two additional facilities by September 30, 2020, and (c) the final remaining facility by December 31, 2020 (“U.S. Development Schedule”). Pursuant to the terms of the U.S. License Agreement, in the event that Novomerica fails to meet the U.S. Development Schedule, the initial licenses that Novomerica has developed and opened for business will remain unaffected; however, Novomerica will lose the right to develop the remaining licenses.

With respect to each license granted under the U.S. License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, Novomerica shall pay to LA Fitness U.S. a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the U.S. License Agreement, the term of the U.S. License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the U.S. License Agreement) of the last remaining license granted under the U.S. License Agreement.

Pursuant to the terms of the U.S. License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “U.S. Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness U.S. Pursuant to the terms of the U.S. Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of Novomerica’s obligations and liabilities under the U.S. License Agreement.

Canada LA Fitness License Agreement & Guaranty

On September 24, 2019, NHL entered into a Master Facility License Agreement with LAF Canada Company (“LA Fitness Canada”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between NHL and LA Fitness Canada (“Canada License Agreement”).

Pursuant to the terms of the Canada License Agreement, the parties agreed that from time to time as set forth in the Canada License Agreement or as the parties otherwise agree, NHL may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness Canada, and LA Fitness Canada may desire to grant to such sublicensees the right to do the same. Upon execution of applicable documentation as may be required by the Canada License Agreement, the sublicensee (which may be NHL, if NHL desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the Canada License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing the Services, with the applicable LA Fitness Canada facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the Canada License Agreement, 17 separate initial licenses in Ontario, Canada and Alberta, Canada were granted. NHL agreed to develop and open for business (a) at least four of such facilities by March 31, 2020, (b) at least six additional facilities by June 30, 2020, (c) at least six additional facilities by September 30, 2020, and (4) the final remaining facility by December 31, 2020 (the “Canada Development Schedule”). Pursuant to the terms of the Canada License Agreement, in the event that NHL fails to meet the Canada Development Schedule, the initial licenses that NHL has developed and opened for business will remain unaffected; however, NHL will lose the right to develop the remaining licenses.

With respect to each license granted under the Canada License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, NHL shall pay to LA Fitness Canada a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the Canada License Agreement, the term of the Canada License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the Canada License Agreement) of the last remaining license granted under the Canada License Agreement.

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Pursuant to the terms of the Canada License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “Canada Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness Canada. Pursuant to the terms of the Canada Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of NHL’s obligations and liabilities under the Canada License Agreement.

Intellectual Property Asset Purchase Agreement

On December 17, 2019, the Company entered into that certain Intellectual Property Asset Purchase Agreement (the “APA”) by and between the Company and 2731861 Ontario Corp. (the “Seller”), pursuant to which the Company agreed to purchase, and Seller agreed to sell (the “Acquisition”), proprietary designs for an innovative cannabis dosing device, in addition to designs, plans, procedures, and all other material pertaining to the application, construction, operation, and marketing of a cannabis business under the regulations of Health Canada (the “Intellectual Property”). Pursuant to the terms of the APA, the purchase price of the Intellectual Property is 800,000 shares of restricted common stock of the Company. The Acquisition closed on December 17, 2019.

Joint Venture Agreement

On December 19, 2019, the Company entered into that certain Joint Venture Agreement (the “JV Agreement”) between the Company and Harvest Gold Farms Inc. (“HGF”) relating to the development, management and arrangement of medicinal farming projects involving hemp and cannabis cash crops (the “Project”). Pursuant to the terms of the JV Agreement, the parties agreed to work in a joint venture relationship, with the Company providing the development and operation of the Project, including sales, and HGF providing the land, farming expertise, biomass and necessary approvals for the development of the Project.

The initial term of the JV Agreement will, unless sooner terminated by consent of all parties, expire in five years from the effective date of the JV Agreement. The Company and HGF may renew the JV Agreement within two years of the expiration of the initial term upon mutual understanding.

Each of the parties agreed to contribute to the start-up of the joint venture (the “JV”) as follows:

●	The Company:

o	Complete and finalize a business plan and layout plans, a detailed procurement project binder and an implementation and roll-out plan.
o	Make arrangements for construction and financing options of any facilities required for the profitable farming of medicinal crops or related facilities.
o	Direct project finance model and selection of engineering, procurement, construction contracts and management service providers.
o	Arrange for product purchase contracts.

●	HGF:

o	Provide the land and approvals for greenhouse (if necessary), open field farming and other facilities as required.
o	Arrange for all required titled land for greenhouses and outdoor agriculture platforms.
o	Arrange for all building permits, environmental approvals and HGF internal approvals including confirmation of tax-free JV status for the duration of the proposal (if possible).
o	Provide elite farming expertise for the purposes of maximizing potential profits, inclusive of harvesting techniques and process flow and engineering.

Pursuant to the terms of the JV Agreement, the Company agreed to maintain all financial records (in U.S. GAAP) of the JV, to provide quarterly and annual reporting to all JV stakeholders, and to assign and direct operational staff from onset to agreement termination. The Company agreed to pay HGF 30% of net JV income on an annual basis commencing 12 months after the first full 12-month revenue period, and to purchase product from the JV at a price of cost plus 5%.

In addition, the Company agreed to issue 200,000 shares of Company common stock upon achievement of $25,000,000 of net profit by the JV each fiscal year. Such common stock will be delivered to HGF via Novo Healthnet Limited exchangeable preferred shares. Any Company common stock issued to HGF will be subject to pro-rata adjustment in the event that the Company approves, prior to the issuance date, any forward stock split, reverse stock split or other capitalization restructure.

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HGF agreed, among other things, to grow medicinal agriculture crop at the highest standard, subject to independent third party biomass testing, in the most profitable manner while maintaining the standards of excellence required to maintain elite status, and to provide a minimum of 7,000 acres for the Primary Project. All staffing, including but not limited to, management, specialized or general labor requirements for farming will be the sole responsibility of HGF.

Approval of Novo Integrated Sciences, Inc. 2018 Incentive Plan

On January 16, 2018, the Company adopted the Novo Integrated Sciences, Inc. 2018 Incentive Plan (the “2018 Plan”). Under the 2018 Plan, 1,000,000 shares of common stock are authorized for the grant of stock options and the issuance of restricted stock, stock appreciation rights, phantom stock and performance awards to officers, directors, employees and eligible consultants to the Company or its subsidiaries. As of August 31, 2020, the 2018 Plan has 937,500 shares available for award.

Approval of Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan

On February 9, 2021, our Board of Directors and stockholders holding a majority of our outstanding common stock approved the 2021 Plan. Under the 2021 Plan, a total of 4,500,000 shares of common stock are authorized for issuance pursuant to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other cash- or stock-based awards to officers, directors, employees and eligible consultants to the Company or its subsidiaries. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1 through and including January 1, 2023, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board of Directors. As of February 19, 2021, the 2021 Plan has 4,500,000 shares available for award.

RISK FACTORS

Material factors that may adversely affect our business and operations are summarized below. The risks and uncertainties described herein may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. See “Cautionary Statement Regarding Forward-Looking Statements and Risk Factor Summary” above.

History of operating losses and negative cash flow.

For the fiscal years ended August 31, 2020 and 2019, we reported net losses of $ 4,924,209 and $403,579, respectively, and negative cash flow from operating activities of $441,694 and $822,268, respectively. As of August 31, 2020, we had an aggregate accumulated deficit of $16,507,127.

Such losses have historically required us to seek additional funding through the issuance of debt or equity securities. Our long-term success is dependent upon among other things, achieving positive cash flows from operations and if necessary, augmenting such cash flows using external resources to satisfy our cash needs. There can be no assurance that we will be able to obtain additional funding, if needed, on commercially reasonable terms, or of all.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our long-term success is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business.

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Novo Integrated Sciences, Inc. is a parent company and depends upon our subsidiaries for our cash flows.

We are a parent company. All of our operations are conducted, and some of our assets are owned, by our subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our subsidiaries and the payment of funds by these subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

Future acquisitions or strategic investments could disrupt our business and harm our business, results of operations or financial condition.

We may in the future explore potential acquisitions of companies or strategic investments to strengthen our business. Even if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or financing of the acquisition, and our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business.

Acquisitions involve numerous risks, any of which could harm our business, including:

●       straining our financial resources to acquire a company;

●       anticipated benefits may not materialize as rapidly as we expect, or at all;

●       diversion of management time and focus from operating our business to address acquisition integration challenges;

●       retention of employees from the acquired company;

●       cultural challenges associated with integrating employees from the acquired company into our organization;

●       integration of the acquired company’s accounting, management information, human resources and other administrative systems;

●       the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies; and

●       litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties.

Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or eliminating any anticipated benefits of transactions and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could have a material adverse effect on business, results of operations or financial condition.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We have estimated our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

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Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

Most of our executive officers do not reside in the United State.

Our U.S. stockholders would face difficulty in:

●       Effecting service of process within the United States on most of our executive officers, if considered necessary.

●       Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the executive officers.

●       Enforcing judgments of U.S. courts based on civil liability provisions of U.S. federal securities laws in foreign courts against the executive officers.

●       Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the executive officers.

Accordingly, persons contemplating an investment in our common stock should seriously consider these factors before making an investment decision.

Robert Mattacchione, our Chief Executive Officer, has voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

As of February 19, 2021, Mr. Mattacchione, our Chairman of the Board and Chief Executive Officer, beneficially owns shares representing approximately 54.3% of the voting power of our outstanding common stock. As a result, Mr. Mattacchione controls a majority voting power and therefore is able to control all matters submitted to our shareholders for approval. Mr. Mattacchione may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated voting power may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our common stock.

As a board member, Mr. Mattacchione owes a fiduciary duty to our shareholders and must act in good faith and in a manner he reasonably believes to be in the best interests of our shareholders. As a shareholder, Mr. Mattacchione is entitled to vote his shares in his own interest, which may not always be in the interests of our shareholders generally.

Our future success depends on the continuing efforts of our key employees and our ability to attract, hire, retain and motivate highly skilled and creative employees in the future.

Our future success depends on the continuing efforts of our executive officers, our founders and other key employees, in particular Robert Mattacchione, our Chief Executive Officer, and Thomas Bray, our Principal Financial Officer. We rely on the leadership, knowledge and experience that our executive officers, founders and key employees provide. They foster our corporate culture, which we believe has been instrumental to our ability to attract and retain new talent. Any failure to attract new or retain key creative talent could have a material adverse effect on our business, financial condition and results of operations.

The market for talent in our key areas of operations is intensely competitive, which could increase our costs to attract and retain talented employees. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them.

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Employee turnover, including changes in our management team, could disrupt our business. The loss of one or more of our executive officers, founders or other key employees, or our inability to attract and retain highly skilled and creative employees, could have a material adverse effect on our business, results of operations or financial condition.

We believe our corporate culture has contributed to our success and, if we are unable to maintain it as we grow, our business could be harmed.

We believe our corporate culture has been a key element of our success. However, as our organization grows, it may be difficult to maintain our culture, which could reduce our ability to attract and maintain new talent and operate effectively. The failure to maintain the key aspects of our culture as our organization grows could result in decreased employee satisfaction, increased difficulty in attracting top talent and increased turnover and could compromise the quality of our client service, all of which are important to our success and to the effective execution of our business strategy. Accordingly, if we are unable to maintain our corporate culture as we grow our business, this could have a material adverse effect on our business, results of operations or financial condition.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial but could prove to be material. Litigations are inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

We may be unable to adequately safeguard our intellectual property or we may face claims that may be costly to resolve or that limit our ability to use such intellectual property in the future.

Where litigation is necessary to safeguard our intellectual property, or to determine the validity and scope of the proprietary rights of others, this could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, financial condition, operating results or future prospects.

We are unable to assure you that third parties will not assert infringement claims against us in respect of our intellectual property or that such claims will not be successful. It may be difficult for us to establish or protect our intellectual property against such third parties and we could incur substantial costs and diversion of management resources in defending any claims relating to proprietary rights. If any party succeeds in asserting a claim against us relating to the disputed intellectual property, we may need to obtain licenses to continue to use the same. We cannot assure you that we will be able to obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could cause our business results to suffer.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar international anti-bribery and anti-kickback laws with respect to our activities outside the United States.

We anticipate rendering multidisciplinary primary health care services through our clinics and distributing our medical cannabidiol products to locations in Canada and United States as well as operate our business in Canada and United States. The U.S. Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

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We are subject to a number of risks related to credit card and debit card payments we accept.

We accept payments through credit card and debit card transactions. For credit card and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our services which could cause us to lose clients or suffer an increase in our operating expenses, either of which could harm our operating results. If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on our customer satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our clients’ credit cards, debit cards or bank accounts on a timely basis or at all, we could lose revenues, which would harm our operating results. If we fail to adequately control fraudulent credit card and debit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card and debit card related costs, each of which could adversely affect our business, financial condition and results of operations. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of large volumes of customer and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that are maintained internally and by third parties with whom we contract to provide services. The integrity and protection of that customer and employee data is critical to us. Our customers and employees have a high expectation that we and our service providers will adequately protect their personal information. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations or may require significant additional investments or time in order to do so. Efforts to hack or breach security measures, failures of systems or software to operate as designed or intended, viruses, operator error or inadvertent releases of data all threaten our information systems and records. A breach in the security of our service providers’ information technology systems could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. A significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, which could disrupt our operations, damage our reputation and expose us to claims from customers and employees, any of which could have a material adverse effect on our financial condition and results of operations.

We rely on third parties to provide services in connection with our business, and any failure by these third parties to perform their obligations could have an adverse effect on our business, financial condition and results of operations.

We have entered into agreements with third parties that include, but are not limited to, information technology systems (including hosting our website, mobile application and our point of sale system), select marketing services, and employee benefits servicing. Services provided by third-party suppliers could be interrupted as a result of many factors, such as acts of nature or contract disputes. Accordingly, we are subject to the risks associated with the third parties’ abilities to provide these services to meet our needs. Any failure by a third party to provide services for which we have contracted on a timely basis or within expected service level and performance standards could result in a disruption of our business and have an adverse effect on our business, financial condition and results of operations.

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Our amended and rested articles of incorporation provide that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated articles of incorporation provide that “[u]nless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision is intended to apply to claims arising under Nevada state law and would not apply to claims brought pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our amended and restated articles of incorporation will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

On March 17, 2020, as a result of COVID-19 infections having been reported throughout both Canada and the United States, certain national, provincial, state and local governmental issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Accordingly, on March 17, 2020, the Company closed all corporate clinics for all in-clinic non-essential services to protect the health and safety of its employees, partners and patients. On March 20, 2020, the Company announced the precautionary measures taken as well as announcing the business impact related to the coronavirus (COVID-19) pandemic.

Operating under COVID-19 related governmental proclamations and directives, between March 17, 2020 and June 1, 2020, the Company provided in-clinic multi-disciplinary primary healthcare services and products solely to patients with emergency and essential need while also providing certain virtual based services related to physiotherapy. In light of most eldercare related services being deemed essential by national, provincial and local governmental authorities in Canada, NHL’s contracted eldercare related services have been nominally impacted during the fiscal third quarter and we project the same for the fiscal fourth quarter.

On May 26, 2020, the Ontario Ministry of Health announced updated guidance and directives stating that physiotherapists, chiropractors and other regulated health professionals, including all services and products provided by the Company, can gradually and carefully begin providing all services, including non-essential services, once the clinician and provider are satisfied all necessary precautions and protocols are in place to protect the patients, the clinician and the clinic staff. With all corporate clinics closed due to the COVID-19 pandemic, with the exception of providing certain limited essential and emergency services, the Company had furloughed 48 full-time employees and 35 part-time employees from its pre-closure levels of 81 full-time employees and 53 part-time employees.

On June 2, 2020, the Company commenced opening its corporate clinics and providing non-essential services. As of June 9, 2020, the Company had opened all corporate clinics while following all mandated guidelines and protocols from Health Canada, the Ontario Ministry of Health, and the respective disciplines’ regulatory Colleges to ensure a safe treatment environment for our staff and clients. Certain of these guidelines and protocols include both active and passive screening for staff and clients, enhanced cleaning measures using only Health Canada approved disinfectants and sanitizers, personal protective equipment usage, appropriate signage and markers throughout the clinics, and layout changes to the clinics to reflect proper physical distancing measures. Additional, more restrictive proclamations and/or directives may be issued in the future.

With our clinic facilities re-opened and our eldercare contracts operating under COVID-19 pandemic related mandated guidelines and protocols, for the month ended November 30, 2020, NHL’s clinic-based patient flow has met and exceeds 80% for the same period in 2019. In addition, for the month ended November 30, 2020 NHL’s eldercare contract services provided has met and exceeds 92% for the same period in 2019. As of November 30, 2020, the Company has 73 full-time employees and 54 part-time employees.

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Based on no additional “lockdowns” or new material directives are implemented limiting the Company’s ability to provide both its clinic and eldercare community related services, for fiscal year 2021 the Company projects a steady month-over-month increase as (i) recommended guidelines for patient-clinician on-site interaction are eased, and (ii) more overall movement restrictions are reduced and people are more comfortable in public spaces.

The ultimate impact of the COVID-19 pandemic on the Company’s operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced patient traffic and reduced operations. The full long-term financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date will impact the Company’s fiscal year 2021 business and potentially beyond. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the full impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Risks Related to our Multidisciplinary Primary Health Care Business

We may not be able to successfully implement our business growth initiatives for our multidisciplinary primary health care business on a timely basis or at all, which could harm our business, financial condition and results of operations.

The growth of our multidisciplinary primary health care business depends on our ability to open and acquire new clinics and expand our roster of clinicians and staff to best service our multidisciplinary primary health care clinics and eldercare centric homes.

A component of our growth strategy is to increase the number of our multidisciplinary primary health care clinics through both the acquisition of existing clinics and the opening of new clinics while also engaging new contracts with new affiliate clinics and elder centric homes. Our ability to acquire and open profitable clinics and expand our clinician and staffing requirements depends on many factors, including our ability to:

●    access capital to fund future acquisitions and preopening expenses;

●    achieve brand awareness in new and existing markets;

●    manage costs, which could give rise to delays or cost overruns;

●    recruit, train, and retain qualified multidisciplinary primary health care clinicians and other staff in our local markets;

●    obtain favorable reimbursement rates for services rendered at the clinics;

●    successfully staff and operate new clinics and affiliated clinics and elder centric homes;

●    obtain all required governmental approvals, certificates, licenses and permits on a timely basis;

●    manage delays in the acquisition or opening of clinics;

●    compete for appropriate sites in new markets against other multidisciplinary primary health care competitors and clinics; and

●    maintain adequate information systems and other operational system capabilities.

Further, additional federal or state legislative or regulatory restrictions or licensure requirements could negatively impact our ability to operate both new and existing clinics.

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Accordingly, we may not be able to achieve our planned growth or, even if we are able to grow our clinic base as planned, any new clinics may not be profitable or otherwise perform as planned. Failure to implement successfully our growth strategy would likely have an adverse impact on our business, financial condition or results of operations.

The long-term success of our multidisciplinary primary health care business is highly dependent on our ability to successfully identify and acquire target clinics and identify and secure staffing opportunities.

To achieve our business growth initiative, we will need to acquire and open new clinics and operate them on a profitable basis. We expect this to be the case for the foreseeable future. In addition, we will need to identify and secure staffing opportunities as well. We consider numerous factors in identifying target markets where we can enter or expand and staffing opportunities that we can secure.

The number and timing of new clinics acquired and opened during any given period may be negatively impacted by a number of factors including, without limitation:

●       the identification and availability of attractive sites for new clinics and the ability to negotiate suitable lease terms;

●       our ability to successfully identify and address pertinent risks during acquisition due diligence;

●       the preparation of target clinics’ financial statements on methods of accounting other than generally accepted accounting principles in the United States (“GAAP”);

●       the proximity of potential sites to one of our or our competitors’ existing clinics;

●       our ability to obtain required governmental licenses, permits and authorizations on a timely basis; and

●       our ability to recruit qualified clinicians and other personnel to staff our clinics.

If we are unable to find and secure attractive target clinics to expand in existing markets or enter new markets, our revenues and profitability may be harmed, we may not be able to implement our business growth initiatives and our financial results may be negatively affected.

Our intended acquisition and opening of clinics and increase in staffing in new markets exposes us to various risks and may require us to develop new business models.

Our growth and profitability depend on our ability to implement our business growth initiatives by expanding the number of clinics we operate and the amount of staffing in both new and existing markets. We cannot assure you our efforts to expand into new markets, particularly where we do not currently operate, will succeed. To operate in new markets, we may be required to modify our existing business model and cost structure to comply with local regulatory or other requirements, which may expose us to new operational, regulatory or legal risks.

We may be unable to acquire target clinics within our current price ranges. This may reduce the pace of our growth and increase the need for additional debt and equity capital. The patient population of clinics we acquire may be loyal to existing ownership, making it difficult to maintain pre-closing revenue and profit levels. The re-branding of acquired clinics may have an adverse market effect in local communities, and our brand may not be received as favorably in the local communities as we anticipate.

The process of integration of an acquired clinic may subject us to a number of risks, including:

●       Failure to successfully manage relationships with multidisciplinary primary health care clinicians and other staff of the acquired clinic;

●       Demands on management related to the increase in size of our Company after the acquisition;

●       Diversion of management attention;

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●       Potential difficulties integrating and harmonizing financial reporting systems;

●       Difficulties in the assimilation and retention of employees;

●       Inability to retain the multidisciplinary primary health care clinicians and other staff of the acquired clinic;

●       Inability to establish uniform standards, controls, systems, procedures and policies;

●       Inability to retain the patients of the acquired clinic;

●       Exposure to legal claims for activities of the acquired clinic prior to acquisition; and

●       Incurrence of additional expenses in connection with the integration process.

If the acquired clinic is not successfully integrated into our Company, our business, financial condition and results of operations could be materially adversely affected, as well as our reputation. Furthermore, if we are unable to successfully integrate the acquired clinic or if there are delays in combining the businesses, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

Growing our business through acquisitions will require additional personnel. There can be no assurance that these demands will not have a material adverse effect on our business, financial condition, and results of operations, nor can there be any assurance that we will be able to attract or retain competent personnel and improve our operational systems sufficiently to support the expansion of our operations.

Also important to our success will be our ability to achieve additional economies of scale in order to improve operating margins. There can be no assurance that we will be able to achieve such economies of scale, and the failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

Clinics we open in new markets may take longer to reach expected revenue and profit levels on a consistent basis. The cost of opening and operating new clinics may exceed our budget, thereby affecting our overall profitability. New markets may have competitive conditions, consumer preferences, and health care spending patterns that are more difficult to predict, identify or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets and after closing acquisitions to build brand awareness. We may find it more difficult in new markets to hire, and we may not be able to retain and motivate qualified multidisciplinary primary health care clinicians and other personnel. We may need to augment our labor model to meet regulatory requirements and the overall cost of labor may increase or be higher than anticipated.

As a result, any new or acquired clinics may be less successful and may not achieve target profit margins at the same rate or at all. If any steps taken to expand our existing business model into new markets are unsuccessful, we may not be able to achieve our growth objectives and our business, financial condition and results of operations could be adversely affected.

We will require additional capital to fund our operating and expansion costs, and our inability to obtain such capital will likely harm our business.

Although we currently operate 16 corporate owned multidisciplinary primary health care clinics, our administrative, corporate and general organizational infrastructure is designed to support numerous additional clinics. Consequently, we expect that our monthly expenses will continue to exceed our monthly cash receipts until we significantly increase the number of our multidisciplinary primary health care clinics. Depending on the results of our operations, we may need to raise additional capital to cover our operating and expansion costs.

To support our expansion strategy, we must have sufficient capital to continue making investments in new and existing clinics. Current funding sources and cash generated by our operations may not be sufficient to allow us to sustain our expansion efforts. If this is the case, we may need additional equity or debt financing to provide the funds required to operate and expand our business. If such financing is not available on satisfactory terms or at all, we may be unable to expand our business or acquire new clinics at our projected rate and our operating results may suffer. Debt financing increases expenses and must be repaid regardless of operating results and may impose restrictions on the manner in which we operate our business. Equity financing, or debt financing that is convertible into equity, could result in additional dilution to our existing stockholders. Furthermore, if we are unable to obtain adequate capital, whether in the form of equity or debt, to fund our business and growth strategies we may be required to delay, scale back or eliminate some or all of our expansion plans, which may have a material adverse effect on our business, operating results, financial condition, or prospects.

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The clinics that we intend to acquire or open may not meet our expectations.

In general, our business growth initiatives involve the acquisition and opening of strategically located clinics. Clinics that we intend to acquire and open may not meet our revenue or profit targets or may take longer than anticipated to do so. If our acquired or new clinics do not perform as planned, our business and future prospects could be harmed. If we are unable to manage successfully the potential difficulties associated with acquiring and opening new clinics, we may not be able to capture the efficiencies and opportunities that we expect from our expansion strategy. Our inability to capture expected efficiencies of scale, maintain patient volumes, improve our systems and equipment, continue our cost discipline, and retain appropriate physician and overall labor levels, could have a material adverse effect on our business, financial condition and results of operations.

If we open new clinics in existing markets, revenue at our existing clinics may be affected negatively.

The catchment area of our clinics varies by location and depends on a number of factors, including population density, other available convenient medical or multidimensional primary health care services, area demographics and geography. As a result, the opening of a new clinic in or near markets in which we already have clinics could adversely affect the revenues of those existing clinics. Existing clinics could also make it more difficult to build our patient base for a new clinic in the same market. We may selectively open new clinics in and around areas of existing clinics that are operating at or near capacity to serve effectively our patients, but revenue cannibalization between our clinics may become significant in the future as competition increases and as we continue to expand our operations. This could adversely affect our revenue growth, which could, in turn, adversely affect our business, financial condition, or results of operations.

We may be required to make capital expenditures in connection with our acquisitions to implement our growth strategy.

In order to maintain brand consistency across our multidimensional primary health care clinics, we may need to make significant capital expenditures to the interior and exterior of our clinics. This may include making real property improvements and upgrading our medical equipment to serve our patients and remain competitive. Changing competitive conditions or the emergence of significant advances in medical technology could require us to invest significant capital in additional equipment or capacity in order to remain competitive. Along these lines, if the systems and technology of our target clinics differ from those we have chosen to utilize, we may be required to invest significant capital to either convert, terminate, or integrate the varying medical technology platforms. If we are unable to fund any such investment or otherwise fail to make necessary capital expenditures, our business, financial condition, or results of operations could be materially and adversely affected.

Damage to our reputation or our brand in existing or new markets could negatively impact our business, financial condition and results of operations.

We must grow the value of our brand to be successful. We intend to further develop our reputation and brand of providing patients with high quality effective multidisciplinary primary health care services, and related products, delivered by respected clinicians and well-trained operational staff. Additionally, we place high-value on building and maintaining a patient-centered culture. If we do not make investments in areas such as marketing and advertising, as well as the day-to-day investments required for clinic operations, equipment upgrades, and personnel training, the value of our brand may not increase or may be diminished. Any incident, real or perceived, regardless of merit or outcome, that adversely affects our brand, such as, but not limited to, patient disability or death due to malpractice or allegations of malpractice, failure to comply with federal, provincial or local regulations, including allegations or perceptions of non-compliance or failure to comply with ethical and operational standards, could significantly reduce the value of our brand, expose us to negative publicity and damage our overall business and reputation.

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Our marketing activities may not be successful.

We incur costs and expend other resources in our marketing efforts to attract and retain patients. Our marketing activities are principally focused on increasing brand awareness in the communities in which we provide services. As we open and acquire new clinics, we expect to undertake aggressive marketing campaigns to increase community awareness about our presence and our service capabilities. We plan to conduct our targeted marketing efforts in neighborhoods through channels such as direct mail, billboards, radio advertisements, physician open houses, community sponsorships and various social media. If we are not successful in these efforts, we will have incurred expenses without materially increasing revenue.

The multidisciplinary primary health care market is highly competitive, including competition for patients, strategic relationships, and commercial payor contracts, each of which could adversely affect our contract and revenue base.

The market for providing multidisciplinary primary health care services, and related products, is highly competitive, and all of our clinics and staffing opportunities face and will face competition, in varying degrees, from existing multidisciplinary primary health care providers. walk-in clinics, hospital emergency rooms, private doctors’ offices, freestanding emergency clinics, independent laboratories, hospital- and payor-supported urgent care facilities, and occupational medicine clinics. We compete with national, regional, and local enterprises, some of which have greater financial and other resources available to them, greater access to clinicians, medically licensed physicians and other medical professionals or greater access to potential patients. Our clinics and staffing compete on the basis of accessibility, including evening and weekend hours, walk-in care, as well as varying appointment opportunities. We also compete on the basis of our multi-provinces, regional footprint, which we believe will be of value to both employers and third-party payors. As a result of the differing competitive factors within the markets in which we operate and will operate, the individual results of our clinics may be volatile. If we are unable to compete effectively with any of these entities or groups, we may be unable to implement our business strategies successfully, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

We may not be able to recruit and retain qualified multidisciplinary primary health care clinicians for our multidisciplinary primary health care clinics and staffing of affiliate clinics and eldercare centric homes.

Our success depends upon our ability to recruit and retain qualified multidisciplinary primary health care clinicians and other staff. There is currently a national shortage in Canada and United States of certain of these health care professionals. To the extent a significant number of multidisciplinary primary health care clinicians within an individual community or market decide to partner with competing multidisciplinary primary health care providers or hospitals and not with us, we may not be able to operate our clinics in such community. We face competition for such personnel from existing operators, hospital systems, entrepreneurial start-ups, and other organizations. This competition may require us to enhance wages and benefits to recruit and retain qualified personnel. Our inability to recruit and retain these professionals could have a material adverse effect on our ability to grow or be profitable.

We may not be able to prohibit or limit our multidisciplinary primary health care clinicians from competing with us in our local markets.

In certain provinces in Canada in which we operate or intend to operate and states in the United States in which we intend to operate, non-compete, non-solicitation, and other negative covenants applicable to employment or ownership are judicially or statutorily limited in their effectiveness or are entirely unenforceable against multidisciplinary primary health care professionals. As a result, we may not be able to protect our operational processes, procedures, and general trade secrets or limit insiders from using competitive information against us or competing with us, which could have a material adverse effect on our ability to remain competitive.

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With respect to our operations in Canada, we may be unable to enter into or maintain contracts for our affiliate multidisciplinary primary health care clinics and eldercare focused facilities or services on favorable terms with commercial payors.

In Canada, a significant portion of our net patient service revenue is derived from nongovernmental, extended health insurers which provide reimbursement based on a pre-allocated amount disbursed as a cash payment for services, and related products, provided to the patient.

With respect to our anticipated expansion of our operations into the United States, we may be unable to enter into or maintain contracts for our multidisciplinary primary health care clinics and services on favorable terms with commercial payors in the United States.

With respect to our anticipated expansion of our operations into the United States, we anticipate that a significant portion of our net patient service revenue will be derived from nongovernmental, third-party payors, or commercial payors, such as managed care organizations, commercial insurance providers and employer-sponsored health care plans. These commercial payors use a variety of methods for reimbursement depending on the arrangement involved. These arrangements include fee-for-service, PPOs and health maintenance organizations, as well as prepaid and discounted medical service packages and capitated, or fixed fee, contracts. Rates for health maintenance organization benefit plans are typically lower than those for PPOs or other benefit plans that offer broader provider access.

Frequently, commercial payors classify or may reclassify our multidisciplinary primary health care services differently. Such distinctions may result in different payment and reimbursement structure. Such differences may affect costs to the patient through increased copayments, deductibles and other cost-sharing mechanisms and, accordingly, patient choice of provider.

There is often pressure to renegotiate reimbursement levels, particularly in connection with changes to Medicare. Typically, commercial payors reimburse us based upon contracted discounts to our established base rates. If managed care organizations and other commercial payors reduce their rates or we were to experience a significant shift in our revenue mix toward Medicare or Medicaid reimbursements, then our revenue and profitability would be adversely affected and our operating margins would be reduced. Commercial payors often demand discounted fee structures, and the trend toward consolidation among commercial payors tends to increase their bargaining power over fee structures. Because some commercial payors rely on all or portions of Medicare fee schedules to determine payment rates, changes to government health care programs that reduce payments under these schedules may negatively impact payments from commercial payors. Other health care providers may impact our ability to negotiate increases and other favorable terms in our reimbursement arrangements with commercial payors. For example, some of our competitors may negotiate exclusivity provisions with commercial payors or otherwise restrict the ability of commercial payors to contract with us. We may be excluded from participating in commercial payor networks, making it more expensive for certain patients to receive treatment at our clinics. Our results of operations will depend, in part, on our ability to retain and renew managed care contracts as well as enter into new managed care contracts on terms favorable to us. Our inability to maintain suitable financial arrangements with commercial payors could have a material adverse impact on our business.

As various provisions of the ACA are implemented, commercial payors may increasingly demand fee reductions. In addition, there is a growing trend for commercial payors to take steps to shift the primary cost of care to the plan participant by increasing co-payments, co-insurance and deductibles, and these actions could discourage such patients from seeking treatment at our clinics. Patient volumes could be negatively impacted if we are unable to enter into or maintain acceptable contracts with such commercial payors, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Government health care programs may reduce reimbursement rates.

Our competition will also be the Canadian health care system which is a government sponsored system that began in 1957, when Parliament approved the Hospital Insurance and Diagnostics Services Act. The Act provided free acute hospital care, laboratory and radiological diagnostic services to Canadians. By 1961, agreements were in place with all the provinces and 99% of Canadians had free access to the health care services covered by the legislation. The Act was followed by the Medical Care Act of 1966 that provided free access to physician services. By 1972, each province had established its own system of free access to physician services. The federal government shared in the funding. In 1984, the Government of Canada passed the Canada Health Act (CHA). The Canada Health Act created a publicly administered health care system that is comprehensive, universal and accessible. All medically necessary procedures are provided free of charge. The system provides diagnostic, treatment and preventive services regardless of income level or station in life. Access to care is not based on health status or ability to pay. Coverage is portable between provinces and territories. We can give no assurance that we will be able to effectively compete in this market.

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In recent years, in the United States, new legislation has been proposed and adopted at both the federal and state level that is effecting major changes in the health care system. Any change in the laws, regulations, or policies governing the health care system could adversely affect reimbursement rates and our operations and financial condition. Enacted in March 2010, the ACA seeks to expand health care coverage, while increasing quality and limiting costs. The ACA substantially changes the way health care is financed by both governmental and commercial payors. As a result of the ACA or the adoption of additional federal and state health care reforms measures there could be limits to the amounts that federal and state governments will pay for health care services, which could result in reduced demand or profitability of our services.

Furthermore, if due to an allegation of fraud or any other reason one or more of our multidisciplinary primary health care clinicians or practitioners is no longer entitled to bill and receive payment for services rendered to patients whose treatment is paid in whole or in part by a governmental payor, our revenue may be negatively impacted, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

If payments from commercial or governmental payors are significantly delayed, are reduced or eliminated, our business, prospects, results of operations and financial condition could be adversely affected.

We depend upon compensation from third-party payors for the services provided to patients by our multidisciplinary primary health care clinicians and practitioners in our clinics, affiliate clinics and eldercare centric homes serviced by our clinicians. The amount that we receive through our clinics in payment for their services may be adversely affected by factors we do not control, including federal, provincial or local regulatory changes, cost-containment decisions and changes in reimbursement schedules of third-party payors and legislative changes. Any reduction or elimination of these payments could have a material adverse effect on our business, prospects, results of operations and financial condition.

Additionally, the reimbursement process is complex and can involve lengthy delays. Although we recognize revenue when multidisciplinary primary health care services are provided, there can be delays before we receive payment. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, that services provided were not medically necessary, or that additional supporting documentation is necessary. Retroactive adjustments by third-party payors may be difficult or cost prohibitive to appeal, and such changes could materially reduce the actual amount we receive from those payors. Delays and uncertainties in the reimbursement process may be out of our control and may adversely affect us.

Significant changes in our payor mix resulting from fluctuations in the types of patients seen at our clinics could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our results may change from period to period due to fluctuations in payor mix or other factors relating to the type of treatment performed by clinicians at our clinics. Payor mix refers to the relative amounts we receive from the mix of persons or entities that pay or reimburse us for health care services. Because we generally receive relatively higher payment rates from commercial payors than from governmental payors or self-pay patients, a significant shift in our payor mix toward a higher percentage of self-pay or patients whose treatment is paid in whole or part by a governmental payor, which could occur for reasons beyond our control, could have a material adverse effect on our business, prospects, results of operations and financial condition.

Failure to bill timely or accurately for our services could have a negative impact on our net revenues, bad debt expense and cash flow.

Billing for our services is often complex and time consuming. The practice of providing multidisciplinary primary health care services, and related products, in advance of payment or prior to assessing a patient’s ability to pay for such services may have a significant negative impact on our patient service revenue, bad debt expense and cash flow. We bill numerous and varied payors, including self-pay patients, various forms of commercial payors, government payors and insurance payors. Billing requirements that must be met prior to receiving payment for services rendered often vary by payor. Self-pay patients and third-party payors may fail to pay for services even if they have been properly billed. Reimbursement is typically dependent on our providing the proper procedure and diagnosis codes.

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Additional factors that could affect our collections for the services we render include:

●       disputes among payors as to which party is responsible for payment;

●       variations in coverage among various payors for similar services;

●       the difficulty of adherence to specific compliance requirements, coding and various other procedures mandated by responsible parties;

●       the institution of new coding standards; and

●       failure to properly credential our providers to enable them to bill various payors.

The complexity associated with billing for our services causes many delays in our cash collections, resulting in increased carrying costs associated with the aging of our accounts receivable as well as the increased potential for bad debt expense.

We are dependent on our third-party revenue cycle managers for billing and collection of our claims.

We submit our claims for services rendered to commercial payors and governmental payors electronically through our third-party revenue cycle managers. We are dependent on our revenue cycle managers for the timely billing and collections of our claims. Any delay by or failure of our revenue cycle managers to timely bill and collect our claims could have a material adverse effect on our business, results of operations and financial condition.

We may incur costs resulting from security risks in connection with the electronic data processing by our partner banks.

Because we accept electronic payment cards for payments at our facilities, we may incur costs resulting from related security risks in connection with the electronic processing of confidential information by our partner banks. Recently, several of the large national banks have experienced potential or actual breaches in which similar data has been or may have been stolen. Such occurrences could cause patient dissatisfaction resulting in decreased visits or could also distract our management team from the management of the day-to-day operations.

With respect to our Canadian operations and our anticipated expansion of our operations into the United States, a successful challenge by tax authorities to our treatment of certain multidisciplinary primary health care clinicians and practitioners as independent contractors or the elimination of an existing safe harbor could materially increase our costs relating to these multidimensional primary health care clinicians and practitioners.

With respect to our Canadian operations and our anticipated expansion of our operations into the United States, certain of our multidisciplinary primary health care clinicians and practitioners may be engaged as independent contractors by our state-level operating subsidiaries. If these personnel are treated as independent contractors rather than as employees, our state-level operating subsidiaries will not (i) withhold federal, state or local or state income or other employment related taxes from their compensation, (ii) make federal, provincial, state or local federal or state unemployment tax or Federal Insurance Contributions Act payments with respect to them, (iii) provide workers compensation insurance with respect to them (except in states where they are required to do so for independent contractors), or (iv) allow them to participate in benefits and retirement programs available to employees. Although we will have contracts with these licensed multidisciplinary primary health care clinicians obligating them to pay these taxes and other costs, if a challenge to our treatment of these licensed multidisciplinary primary health care clinicians and practitioners as independent contractors by federal, state or local authorities were successful and they were treated as employees instead of independent contractors, we could be liable for taxes, penalties and interest. In addition, there are currently, and have been in the past, proposals made to eliminate an existing safe harbor that would potentially protect us from the imposition of taxes in these circumstances, and similar proposals could be made in the future. If such a challenge were successful or if the safe harbor were eliminated, this could cause a material increase in our costs relating to these personnel and, have a material adverse effect on our business, financial condition and results of operations.

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Currently, our corporate owned clinics and affiliate clinics are located in the Canadian provinces of Ontario, Alberta, Nova Scotia and Newfoundland making us particularly sensitive to regulatory, economic, and other conditions in those states.

Our clinics and affiliate clinics are located in the Canadian provinces of Ontario, Alberta, Nova Scotia and Newfoundland. If there were an adverse regulatory, economic or other development in any of those states, our patient volume could decline, our ability to operate our clinics under our existing business model could be impacted, or there could be other unanticipated adverse impacts on our business that could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our business is seasonal, which impacts our results of operations.

Our clinics’ patient and staffing volumes are sensitive to seasonal fluctuations. Typically, winter months see a higher occurrence of motor vehicle and winter weather related accidents, such as falling, however; the timing and severity of these can vary dramatically. Additionally, in the United States as consumers shift toward high deductible insurance plans, they are responsible for a greater percentage of their bill, particularly in the early months of the year before other health care spending has occurred, which may lead to lower than expected patient volume or an increase in bad debt expense during that period. Our quarterly operating results may fluctuate significantly in the future depending on these and other factors.

We could be subject to lawsuits for which we are not fully insured.

Medical professionals, including multidisciplinary primary health care clinicians and practitioners, have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing. In Canada, our clinicians and practitioners, whether an employee or independent contractor, are responsible for their own professional liability insurance coverage. As provided in Canadian rules and regulations, our liability insurance coverage is not required to cover our clinicians and practitioners. As we expand in the United States, we anticipate procuring insurance coverage for our affiliated multidimensional primary health care clinicians, practitioners and corporate entities. In addition, as we expand our menu of services and related products through our various Medical Technology Platforms or possible acquisition of a medical licensed primary care practice, we will be subject to lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing.

We are currently insured under policies in amounts management deems appropriate, based upon the nature and risk of our business. Nevertheless, there are exclusions and exceptions to coverage under each insurance policy that may make coverage for any claim unavailable, future claims could exceed the limits of available insurance coverage, existing insurers could become insolvent and fail to meet their obligations to provide coverage for such claims, and such coverage may not always be available with sufficient limits and at reasonable cost to insure us adequately and economically in the future. One or more successful claims against us not covered by, or exceeding the coverage of, our insurance could have a material adverse effect on our business, prospects, results of operations and financial condition. Moreover, in the normal course of our business, we may be involved in other types of lawsuits, claims, audits and investigations, including those arising out of our billing and marketing practices, employment disputes, contractual claims and other business disputes for which we may have no insurance coverage. The outcome of these matters could have a material adverse effect on our financial position, results of operations, and cash flows.

Some of these lawsuits involve large claim amounts and substantial defense costs.

Insurance coverage for some of our losses may be inadequate and may be subject to the credit risk of commercial insurance providers.

We maintain insurance coverage for specific liability for our clinic facilities through various third-party insurers. To the extent we hold policies to cover certain groups of claims or rely on insurance coverage obtained by third parties to cover such claims, we may be responsible for those losses if the insurance coverage is inadequate or the insurer rejects our claim for payment. Furthermore, for our losses that are insured or reinsured through commercial insurance providers, we are subject to the financial viability of those insurance companies. Although we believe our commercial insurance providers are currently creditworthy, they may not remain so in the future.

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Risks Related to Health Care Regulation

The health care industry is heavily regulated, and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations.

The health care industry is heavily regulated and closely scrutinized by federal, state, provincial and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and products, our contractual relationships with our clinicians, vendors, patients and our marketing activities and other aspects of our operations. If we fail to comply with these laws and regulations, we could be exposed to civil and criminal penalties such as fines, damages, overpayment recoupment, loss of enrollment status and exclusion from government health care programs. Any action against us for violation of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Our clinicians and practitioners are also subject to ethical guidelines and operating standards of professional and private accreditation agencies.

The laws, regulations and standards governing the provision of health care service, and related products, may change significantly in the future, and these changes may materially and adversely affect our business. Furthermore, a review of our business by regulatory or accreditation authorities could result in determinations that could adversely affect our operations.

Our Canadian clinics are and will be subject to numerous statutes and regulations. Additionally, given our intention to expand and begin operations in the United States, we will be subject to numerous U.S. statutes and regulations. Failure to comply with these laws and regulations could result in civil or criminal sanctions.

The operation of our clinics in Canada subjects us, and will subject us, to many provincial laws and regulations, following the projected expansion of our Company’s operations to the United States, federal and state laws in the United States. In general, whether directly or through boards, agencies or other delegated authorities, regulating the ownership and dispensing of controlled substances, the retention and storage of medical records, patient privacy and protection of health information, the licensure of multidisciplinary primary health care providers, including clinicians, and the clinical supervision, by physicians, of nurse practitioners and physician assistants, among other aspects of our operations are regulated. All such laws and regulations, and the applicable interpretations of such laws and regulations, are subject to change.

Additional regulation of clinics such as ours has been proposed in several Canadian provinces and the United States. The adoption of any such regulations in the provinces in Canada, or states in the United States in which we operate or intend to operate, could force us to change our operational or transactional approach or lead to a finding by regulators that our primary care clinics and clinics do not meet legal requirements. We may be subject to criminal prosecution, regulatory fines, penalties or other sanctions if our operations or clinics are found to not comply with applicable laws and regulations. In addition, we may be required to refund all funds received from patients and third-party payors during the period of noncompliance.

With respect to our anticipated expansion of our operations into the United States, state regulation of the expansion of multidisciplinary primary health care clinics could prevent us from reaching our expansion objectives.

In the United States, many states have certificate of need programs that require some level of prior approval for the development, acquisition or expansion of health care sector related facilities. With respect to our anticipated expansion of our operations into the United States, in the event we choose to acquire or open clinics in a state that does require such approval, we may be required to obtain a certificate of need before the acquisition or opening occurs. If we are unable to obtain such approvals, we may not be able to move forward with the planned activity.

Only a few states currently require the licensure of multidisciplinary primary health care clinics such as ours. The lack of a specific licensure process for our clinics in the vast majority of states may lead state legislators or regulators to regulate aggressively the growth of our industry, potentially seeking to treat our industry in a manner similar to hospitals or freestanding emergency departments. Further, the growing number of urgent care clinics and freestanding emergency departments may lead to legislation or regulations requiring us to change substantially our operations or cease our operations in that state entirely. Any such requirements could have a material adverse effect on our prospects and growth strategy.

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Our services, and related products, are subject to comprehensive laws and regulations that govern the manner in which we bill and are paid for our services by third-party payors, and the failure to comply with these requirements can result in civil or criminal sanctions, including exclusion from federal and state health care programs.

A substantial portion of our services, and related products, are paid for by commercial payors and governmental payors. These third-party payors typically have differing and complex billing and documentation requirements. If we fail to meet these requirements, we may not be paid for our services or payment may be substantially delayed or reduced.

Numerous federal, provincial and local laws also apply to our claims for payment, including but not limited to (i) “coordination of benefits” rules that dictate which payor must be billed first when a patient has coverage from multiple payors, (ii) requirements that overpayments be refunded within a specified period of time, (iii) “reassignment” rules governing the ability to bill and collect professional fees on behalf of other providers, (iv) requirements that electronic claims for payment be submitted using certain standardized transaction codes and formats, and (v) laws requiring all health and financial information of patients in a manner that complies with applicable security and privacy standards.

Third-party payors carefully monitor compliance with these and other applicable rules. Our failure to comply with these rules could result in our obligation to refund amounts previously paid for such services or non-payment for our services.

If we are found to have violated any of these or any of the other laws or regulations which govern our activities, the resulting penalties, damages, fines or other sanctions could adversely affect our ability to operate our business and our financial results.

Changes in coverage and the rates or methods of third-party reimbursements may adversely affect our revenue and operations.

A substantial portion of our revenue is derived from direct billings to patients and third-party payors. As a result, any changes in the rates or methods of reimbursement for the services and products we provide could have a material adverse effect on our revenue and financial results. Reimbursement rates can vary depending on whether our clinic is an in-network or out-of-network provider. Each of our clinics may be out-of-network for some patients. When acting as an out-of-network provider, reimbursement rates may be lower, co-payments and deductibles may be higher and we may have difficulties complying with the billing requirements of certain third-party payors.

Past and future legislation related to the health care industry and other changes in the health care industry could adversely affect our business, financial condition and results of operations.

The health care industry is subject to legislative and regulatory changes, as well as changes from other influences. The government may continue reviewing and assessing health care delivery and payment systems and may in the future adopt legislation making additional fundamental changes in the health care system. There is no assurance that such changes will not have a material adverse effect on our business, financial condition or results of operations. Continued efforts to shift health care costs to the patient (through co-payments, deductibles, and other mechanisms) could adversely affect our business, financial condition and results of operations.

We are subject to the Canada Health Act, Canada’s National Health Insurance Program and Food and Drugs Act and analogous provisions of applicable state laws and could face substantial penalties if we fail to comply with such laws.

In Canada, some health care services are public, some are private with a number of different entities involved in regulating and providing their delivery. While there is a perception that all health care in Canada is publicly funded, the publicly funded system is generally restricted to “medically necessary” hospital and physician services, and provincial or territorial drug plans that provide access to prescription drugs to residents over the age of 65 or those residents who rely on social assistance programs. Publicly funded services are delivered through a combination of public and private providers and funding comes from the Canadian federal government, which sets national standards, and the provincial and territorial governments, which regulates the delivery of services and determines those services that are deemed “medically necessary” (i.e., publicly funded) within the context of their own unique fiscal and political environment. In addition, there are a wide array of health products and services that are not subject to coverage under the public health insurance plans that are provided on a private payer basis.

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Federal/Provincial Government Division of Power in Canada

As is the case for many important industries and economic sectors, neither the federal, nor the provincial/territorial level of government has exclusive jurisdiction over health. Instead, the Constitution Act, 1867, divides the legislative powers relevant to the regulation of the delivery of health products and services between the federal and provincial levels of government.

The federal government is responsible for regulating important aspects of various health industries or sectors including the regulation of selling, importing, distributing and marketing drugs and medical devices and it maintains significant influence over health policy and national objectives through the use of its spending power.

The provincial/territorial level of government has comprehensive authority over the delivery of health care services. Other examples of provincial responsibility include the regulation of hospitals and other health facilities, administration of health insurance plans, distribution of prescription drugs and regulation of health professionals.

However, many health industry sectors are subject to at least some degree of regulation or oversight by both levels of government.

Canada’s National Health Insurance Program

Canada’s “national” health insurance program, a publicly funded single-payer system often referred to as “Medicare,” is designed to ensure that all Canadian residents have universal access to medically necessary hospital and physician services through the provincial and territorial health care insurance plans.

The Canada Health Act

The Canada Health Act is the federal legislation that provides the foundation for the Canadian health care system. The Act is administered by Health Canada, the federal department with primary responsibility for maintaining and improving the health of Canadians. However, neither the Canada Health Act nor Health Canada have direct authority to regulate the health insurance plans that give effect to the publicly funded health insurance system that is in place across the country. Instead, the Act establishes certain values and principles and sets out criteria and conditions that each publicly funded health insurance plan is required to meet in order to qualify for federal funding through the Canada Health Transfer. As federal funding is critical to the ability to fund “medically necessary” hospital and physician services, each provincial and territorial health insurance plan must satisfy the requirements of public administration; universality; portability; comprehensiveness; and accessibility.

Notably, these requirements relate only to funding and administration and establishing broad principles rather than a prescriptive code. In addition, the Canada Health Act is silent with respect to the delivery of health services and does not prohibit or discourage the delivery of insured health services by the private sector. As a result, there is significant variation in the funding and administration of health insurance plans from one jurisdiction to another. However, most provinces permit the delivery of a broad range of publicly funded health services through a combination of both public and private providers. Indeed, many publicly funded services in Canada are privately delivered.

The requirement that publicly funded health insurance plans be comprehensive requires that “medically necessary” hospital and physician services be covered. If a service is determined to be “medically necessary” then the full cost of the service must be covered by the public plan. However, the term is not defined and the services that must be covered are intentionally and broadly defined in order to accommodate the ability of each province and territory to make its own coverage decisions within the context of its unique fiscal and political environment. Typically, such decisions are made in consultation with the relevant medical associations in the jurisdiction. However, determining whether a particular service is “medical necessary” is a determination that has both a fiscal and political dimension. Ultimately, these coverage decisions are decisions about the allocation of scarce public resources.

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The products and services available to Canadians through the publicly funded health insurance system are supplemented by a wide array of health products and services that are not, as a general matter, subject to coverage under the public health insurance plans. For example, prescription drug coverage, dental services and vision care are generally provided on a private payer basis. However, many jurisdictions provide coverage for these types of services to seniors and those who face financial or other barriers to privately funded health care. There are also a growing number of providers that offer ancillary healthcare services. Examples include elective surgical or cosmetic procedures.

Regulation of Health Professionals and Health Facilities

Health professionals and health care facilities are subject to federal laws of general application, but the regulation of such matters is largely a matter of provincial jurisdiction.

Health Professionals

Through legislation, the provinces have delegated the regulation of health professionals to self-governing professional bodies (with varying degrees of discretion). Such legislation generally seeks to protect the public through a combination of “input regulations” that focus on who is entitled to provide a particular health service and “output regulations” that focus on the quality and delivery of the service being provided. Such regulations also generally include conflict of interest (or anti-kickback) provisions, as such matters are generally dealt with as part of the regulation of health professions rather than the regulation of health facilities.

Health industry participants that offer a particular service need to understand how the service is regulated. If the service involves the performance of a regulated or controlled act (i.e., acts that can only be performed by a particular category or categories of regulated health professionals or their delegates) then the involvement of one or more duly qualified health professionals will likely be required. Also, it may be necessary to implement certain protocols and procedures in order to comply with the requirements of the regulatory colleges that govern the practices of any such professionals. Complying with such requirements can have significant commercial implications.

Health Facilities

Operating a regulated health facility can be challenging and often involves a degree of regulatory risk.

Residential health care facilities other than hospitals, such as nursing homes, long-term care facilities, pharmacies, laboratories and specimen collection clinics are, in most jurisdictions, privately owned and operated pursuant to provincial licenses and oversight. However, the degree to which such health facilities and other providers are regulated generally depends on the nature of the products and services being provided.

The operation of health facilities by private sector entities still typically involves some element of reimbursement through public funds. Where public funds are being used to acquire goods and services, additional accountability measures such as procurement requirements often apply.

Regulation of Drugs

The process of obtaining marketing authorizations and approvals of prescription drugs is administered by Health Canada’s Therapeutic Products Directorate (TPD).

The TPD applies the Food and Drugs Act and the regulations applicable to prescription drugs to ensure that drug products sold in Canada are safe and effective. No drug product can be offered for sale in Canada unless and until, after review, it is issued a marketing authorization by Health Canada.

In addition to its review of drug products, Health Canada is responsible for the ongoing monitoring of drug products being sold in Canada, as well as the regulation of good manufacturing practices and establishment licenses, which are required in connection with the import, manufacture, distribution and/or sale of drug products.

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The Patented Medicines Prices Review Board

The Patented Medicines Prices Review Board (PMPRB) is an independent quasi-judicial body created in 1987 under amendments to the Patent Act. The PMPRB is responsible for regulating the prices that patentees charge for prescription and non-prescription patented drugs sold in Canada. Based on a review of the information required to be filed by a patentee, the PMPRB considers whether the price of a medicine appears excessive based on certain factors including: (i) the prices that the patented medicine is sold in the Canadian market; (ii) the prices at which other medicines in the same therapeutic class are sold in the Canadian market; and (iii) the prices at which the medicine and other medicines in the same therapeutic class have been sold in other countries other than Canada. If the PMPRB considers the price of a medicine appears excessive, revised pricing is the usual outcome.

Public Market Access

Each province has a provincial drug plan that allows certain individuals to access drugs at a reduced cost. Products that will be paid for by the provincial government (in some provinces, for all residents, while in others for certain prescribed individuals such as seniors and individuals receiving social assistance), are typically listed on provincial formularies. For innovator products, the manufacturer negotiates the pricing for inclusion on the provincial formulary with the provincial government. For generic products, the price to be paid for the generic product is determined by a sliding scale of fixed prices related to when such products enter the market and the price of the innovator product (i.e., a percent of the price of the innovator pharmaceutical product depending on whether they are first, second or third entry products). If a drug is a generic product and listed as interchangeable on the provincial formulary, a pharmacist is permitted to dispense the interchangeable product for the innovator product. Under most provincial benefit plans, interchanging a generic product for the innovator product by pharmacists is mandatory and generally most provinces will only reimburse the pharmacist for the lowest cost interchangeable product. Government drug plans account for approximately 50% of all sales of prescription drugs in Canada.

The scope and enforcement of each of these laws is uncertain and subject to constant change. Federal and provincial enforcement entities have significantly increased their scrutiny of health care companies and providers which has led to investigations, prosecutions, convictions and large settlements. Although we conduct our business in compliance with all applicable federal and provincial fraud and abuse laws, many of these laws are broadly worded and may be interpreted or applied in ways that cannot be predicted with any certainty. Therefore, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or will be found to be in compliance with applicable fraud and abuse laws. Further, responding to investigations can be time consuming and result in significant legal fees and can potentially divert management’s attention from the Company.

We are subject to the data privacy and security laws of Canada, and the failure to comply with these rules, or allegations that we have failed to do so, could result in civil or criminal sanctions.

In Canada, under the Personal Information Protection and Electronic Documents Act and under various provincial laws, comprehensive privacy laws have been introduced to protect the privacy of individuals from the undisclosed or non-consensual sharing of sensitive information for commercial purposes. As the gathering and use of information is such an integral component of our business, we must always be alert for and respond to changes in the information regulatory environment. The failure to comply with these rules, or allegations that we have failed to do so, could result in civil or criminal sanctions against us.

Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, our centers may participate in the federal Medicare program and, as a result, we will need to comply with a number of additional federal regulatory requirements.

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, our clinics and multidisciplinary primary healthcare clinicians and practitioners, including any staffing we might pursue in affiliate clinics or eldercare centric homes in the United States, might participate in the federal Medicare and/or Medicaid programs.

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Since 1992, Medicare has paid for the “medically necessary” services of physicians, non-physician practitioners, clinicians and certain other suppliers under a physician fee schedule, a system that pays for covered physicians’ services furnished to a person with Medicare Part B coverage. Under the physician fee schedule, relative values are assigned to each of more than 7,000 services to reflect the amount of work, the direct and indirect (overhead) practice expenses, and the malpractice expenses typically involved in furnishing that service. Each of these three relative value components is multiplied by a geographic adjustment factor to adjust the payment for variations in the costs of furnishing services in different localities. Relative value units, or RVUs, are summed for each service and then are multiplied by a fixed-dollar conversion factor to establish the payment amount for each service. The higher the number of RVUs assigned to a service, the higher the payment. Under the Medicare fee-for-service payment system, an individual can choose any licensed physician enrolled in Medicare and use the services of any healthcare provider or facility certified by Medicare.

CMS is required to limit the growth in spending under the physician fee schedule by a predetermined sustained growth rate, or SGR. If implemented as mandated, the SGR would result in significant payment reductions under the physician fee schedule. Every year since 2003, Congress has delayed application of the SGR, but we cannot predict with certainty whether it will continue to do so. Congress most recently delayed application of the SGR in the Protecting Access to Medicare Act of 2014, or PAMA, which became effective on April 1, 2014. In March of 2014 (prior to the passage of PAMA), CMS announced that the estimated physician fee schedule update for 2014 would be reduced by 20.9% due to the SGR formula. PAMA provides for the continuation of the 0.5% reimbursement increase to the physician payment schedule through December 31, 2014 (originally provided under the Pathway for SGR Reform Act of 2013), and it also provides for no change to the physician fee schedule through March 31, 2015. Although several recent legislative proposals have sought to impose permanent or semi-permanent solutions to the SGR reductions, we cannot predict with certainty whether the SGR will be repealed or if another formula would be substituted and what form that might take. Repeal of the SGR could be offset by further reductions in Medicare payments, and any such reductions could have a material adverse effect on our business.

Furthermore, the ACA reduces annual payment updates for certain providers and reduces Medicare payments for certain procedures, and the Budget Control Act of 2011, or BCA, requires automatic spending reductions for each fiscal year through 2021. As a result of the BCA and subsequent activity in Congress, a $1.2 trillion sequester (across-the-board spending cuts) in discretionary programs took effect in 2013. In particular, a 2% reduction in Medicare payments took effect on April 1, 2013 and has recently been extended for an additional two years beyond the original expiration date of 2021.

Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, we will be subject to CMS’ RAC program.

The Medicare Prescription Drug, Improvement and Modernization Act of 2003, or MMA, introduced on a trial basis the use of RACs for the purpose of identifying and recouping Medicare overpayments and underpayments. Any overpayment received from Medicare is considered a debt owed to the federal government. In October 2008, CMS made the RAC program permanent. RACs review Medicare claims to determine whether such claims were appropriately reimbursed by Medicare. RACs engage in an automated review and in a complex review of claims. Automated reviews are conducted when a review of the medical record is not required and there is certainty that the service is not covered or is coded incorrectly. Complex reviews involve the review of all underlying medical records supporting the claim; and are generally conducted where there is a high likelihood, but not certainty, that an overpayment has occurred. RACs are paid a contingency fee based on overpayments identified and collected.

A Medicare administrative contractor, or MAC, may suspend Medicare payments to a provider if it determines that an overpayment has occurred. When a Medicare claim for payment is filed, the MAC will notify the patient and the provider of its initial determination regarding reimbursement. The MAC may deny the claim for one of several reasons, including the lack of necessary information or lack of medical necessity for the services rendered. Providers may appeal any denials for claim payments.

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Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, any such reviews under the RAC program or denials by the MAC could have a material adverse effect on our results of operations.

Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, we will be subject to the Anti-Kickback Statute, FCA, Civil Monetary Penalties statute and analogous provisions of applicable state laws and could face substantial penalties if we fail to comply with such laws.

Anti-Kickback Statute

Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, if we are participants in the Medicare program, we will be subject to the Anti-kickback Statute. The Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration, directly or indirectly, in return for the referral of patients or arranging for the referral of patients, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered, in whole or in part, by a federal healthcare program such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value such as gifts, discounts, rebates, waiver of payments or providing anything at less than its fair market value. The ACA amended the intent requirement of the Anti-Kickback Statute such that a person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violation the statute. Further, the ACA now provides that claims submitted in violation of the Anti-Kickback Statute constitute false or fraudulent claims for purposes of the civil False Claims Act, or FCA, including the failure to timely return an overpayment. Many states have adopted similar prohibitions against kickbacks and other practices that are intended to influence the purchase, lease or ordering of healthcare items and services reimbursed by a governmental health program or state Medicaid program. Some of these state prohibitions apply to remuneration for referrals of healthcare items or services reimbursed by any third-party payor, including commercial payors.

Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, if we accept funds from governmental health programs, we will be subject to the Anti-Kickback Statute. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, such as $25,000 per violation and up to three times the remuneration involved. If in violation, we may be required to enter into settlement agreements with the government to avoid such sanctions. Typically, such settlement agreements require substantial payments to the government in exchange for the government to release its claims, and may also require entry into a corporate integrity agreement, or CIA. Any such sanctions or obligations contained in a CIA could have a material adverse effect on our business, financial condition and results of operations.

False Claims Act

The federal civil FCA prohibits providers from, among other things, (1) knowingly presenting or causing to be presented, claims for payments from the Medicare, Medicaid or other federal healthcare programs that are false or fraudulent; (2) knowingly making, using or causing to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the federal government; or (3) knowingly making, using or causing to be made or used, a false record or statement to avoid, decrease or conceal an obligation to pay money to the federal government. The “qui tam” or “whistleblower” provisions of the FCA allow private individuals to bring actions under the FCA on behalf of the government. These private parties are entitled to share in any amounts recovered by the government, and, as a result, the number of “whistleblower” lawsuits that have been filed against providers has increased significantly in recent years. Defendants found to be liable under the FCA may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties ranging between $5,500 and $11,000 for each separate false claim.

There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. The ACA also provides that claims submitted in connection with patient referrals that results from violations of the Anti-Kickback Statute constitute false claims for the purpose of the FCA, and some courts have held that a violation of the Stark law can result in FCA liability, as well. In addition, a number of states have adopted their own false claims and whistleblower provisions whereby a private party may file a civil lawsuit in state court. Following the acquisition of one or more clinics or staffing primary healthcare practitioners in the United States, we will be required to provide information to our employees and certain contractors about state and federal false claims laws and whistleblower provisions and protections.

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Civil Monetary Penalties Statute

The federal Civil Monetary Penalties statute prohibits, among other things, the offering or giving of remuneration to a Medicare or Medicaid beneficiary that the person or entity knows or should know is likely to influence the beneficiary’s selection of a particular provider or supplier of items or services reimbursable by a federal or state healthcare program.

The scope and enforcement of each of these laws is uncertain and subject to constant change. Federal and state enforcement entities have significantly increased their scrutiny of healthcare companies and providers which has led to investigations, prosecutions, convictions and large settlements. Following the acquisition of one or more clinics or staffing primary healthcare practitioners in the United States, although we intend to conduct our business in compliance with all applicable United States federal and state fraud and abuse laws, many of these laws are broadly worded and may be interpreted or applied in ways that cannot be predicted with any certainty. Therefore, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or will be found to be in compliance with applicable fraud and abuse laws. Further, responding to investigations can be time consuming and result in significant legal fees and can potentially divert management’s attention from the Company.

Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, we will be subject to the data privacy, security and breach notification requirements of HIPAA, HITECH and other data privacy and security laws, and the failure to comply with these rules, or allegations that we have failed to do so, could result in civil or criminal sanctions.

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, numerous federal and state laws and regulations, including HIPAA and HITECH, will govern the collection, dissemination, security, use and confidentiality of patient-identifiable health information. As required by HIPAA, HHS has adopted standards to protect the privacy and security of this health-related information. The HIPAA privacy regulations contain detailed requirements concerning the use and disclosure of individually identifiable health information and the grant of certain rights to patients with respect to such information by “covered entities.” The Company and each of our clinics is considered a covered entity under HIPAA. We will take actions to comply with the HIPAA privacy regulations including the creation and implementation of policies and procedures, staff training, execution of HIPAA-compliant contractual arrangements with certain service providers and various other measures. Although we believe we will be in substantial compliance, ongoing implementation and oversight of these measures involves significant time, effort and expense.

In addition to the privacy requirements, HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health-related information received, maintained, or transmitted by covered entities or their business associates. Although, we will take actions in an effort to be in compliance with these security regulations, a security incident that bypasses our information security systems causing an information security breach, loss of PHI or other data subject to privacy laws or a material disruption of our operational systems could have a material adverse effect on our business, along with fines. Furthermore, ongoing implementation and oversight of these security measures involves significant time, effort and expense.

Further, HITECH, as implemented in part by an omnibus final rule published in the Federal Register on January 25, 2013, further requires that patients be notified of any unauthorized acquisition, access, use, or disclosure of their unsecured PHI that compromises the privacy or security of such information. HHS has established the presumption that all unauthorized uses or disclosures of unsecured PHI constitute breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. HITECH and implementing regulations specify that such notifications must be made without unreasonable delay and in no case later than 60 calendar days after discovery of the breach. Breaches affecting 500 patients or more must be reported immediately to HHS, which will post the name of the breaching entity on its public website. Furthermore, breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS of such breaches at least annually. These breach notification requirements apply not only to unauthorized disclosures of unsecured PHI to outside third parties but also to unauthorized internal access to or use of such PHI.

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The scope of the privacy and security requirements under HIPAA was substantially expanded by HITECH, which also increased penalties for violations. Penalties for violations of these laws vary. For instance, penalties for failure to comply with a requirement of HIPAA and HITECH vary significantly, and include significant civil monetary penalties and, in certain circumstances, criminal penalties with fines up to $250,000 per violation and/or imprisonment. In addition, numerous breach incidents could lead to possible penalties in excess of $1.68 million. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and up to one-year imprisonment. The criminal penalties increase if the wrongful conduct involves false pretenses or the intent to sell, transfer or use identifiable health information for commercial advantage, personal gain or malicious harm. The amount of penalty that may be assessed depends, in part, upon the culpability of the applicable covered entity or business associate in committing the violation. Some penalties for certain violations that were not due to “willful neglect” may be waived by the Secretary of HHS in whole or in part, to the extent that the payment of the penalty would be excessive relative to the violation. HITECH also authorized state attorneys general to file suit on behalf of residents of their states. Applicable courts may be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. HITECH also mandates that the Secretary of HHS conduct periodic compliance audits of a cross-section of HIPAA covered entities and business associates. Every covered entity and business associate is subject to being audited, regardless of the entity’s compliance record.

State laws may impose more protective privacy restrictions related to health information and may afford individuals a private right of action with respect to the violation of such laws. Both state and federal laws are subject to modification or enhancement of privacy protection at any time. We are subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary and could impose additional requirements on us and more severe penalties for disclosures of health information. If we fail to comply with HIPAA, similar state laws or any new laws, including laws addressing data confidentiality, security or breach notification, we could incur substantial monetary penalties and substantial damage to our reputation.

States may also impose restrictions related to the confidentiality of personal information that is not considered PHI under HIPAA, including certain identifying information and financial information of our patients. Theses state laws may impose additional notification requirements in the event of a breach of such personal information. Failure to comply with such data confidentiality, security and breach notification laws may result in substantial monetary penalties.

HIPAA and HITECH also include standards for common healthcare electronic transactions and code sets, such as claims information, plan eligibility and payment information. Covered entities such as the Company and each of our centers will be required to conform to such transaction set standards.

Following the intended acquisition, or opening, of one or more multidisciplinary primary healthcare clinics or the staffing of multidisciplinary primary healthcare clinics, affiliate clinics or eldercare centric homes with clinicians and practitioners in the United States, if we fail to effectively and timely implement electronic health record systems, our operation could be adversely affected.

As required by the American Recovery and Reinvestment Act of 2009, the Secretary of HHS has developed and implemented an incentive payment program for eligible healthcare professionals that adopt and meaningfully use electronic health record, or EHR, technology. HHS uses the Provider Enrollment, Chain and Ownership System, or PECOS, to verify Medicare enrollment prior to making EHR incentive program payments. If our employed professionals are unable to meet the requirements for participation in the incentive payment program, including having an enrollment record in PECOS, we will not be eligible to receive incentive payments that could offset some of the costs of implementing EHR systems. Further, healthcare professionals that fail to demonstrate meaningful use of certified EHR technology are subject to reduced payments from Medicare. System conversions to comply with EHR could be time consuming and disruptive for physicians and employees. Failure to implement EHR systems effectively and in a timely manner could have a material adverse effect on our financial position and results of operations.

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Following the intended acquisition, or opening, of one or more clinics or staffing primary healthcare practitioners in the United States, we will convert certain of our clinical and patient accounting information system applications to newer versions of existing applications or altogether new applications. In connection with our implementation and conversions, we will likely incur capitalized costs and additional training and implementation expenses.

If we fail to comply with laws and regulations related to the protection of the environment and human health and safety, we could incur substantial penalties and fines.

We are subject to various federal, state and local and regulations relating to the protection of the environment and human health and safety, including those governing the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. Some of our operations include the use, generation and disposal of hazardous materials. We also plan to acquire ownership in new facilities and properties, some of which may have had a history of commercial or other operations. We may, in the future, incur liability under environmental statutes and regulations with respect to contamination of sites we own or operate, including contamination caused by prior owners or operators of such sites, abutters or other persons, and the off-site disposal of hazardous substances. Violations of these laws and regulations may result in substantial civil penalties or fines.

Risks Related to our Telemedicine Medical Technology Platform, Remote Patient Monitoring Medical Technology Platform and Novo Connect Medical Technology Platform

We may be unsuccessful in the development, usage, application and commercialization of each or all of our Medical Technology Platforms.

Our Telemedicine Medical Technology Platform, which is currently operating with limited usage and remains primarily under development, is intended to provide patients with real-time access to third-party primary care medically licensed physicians and specialists in various disciplines as well as multidisciplinary health care clinicians. Telemedicine is transforming traditional approaches to all components of the health industry by providing ease of access and reduced costs for patients, particularly in areas with limited access to primary care licensed physicians, nurses, nurse practitioners, specialists and multidisciplinary primary care clinicians. Our advanced Telemedicine Medical Technology Platform intends to integrate certain medical devices, such as a blood pressure reading device, a derma scope and an ophthalmoscope otoscope, each of which can provide the doctor with real-time diagnostic data, greatly enhancing the doctor’s ability to provide the patient with an accurate diagnosis. Our Telemedicine Medical Technology Platform is intended to allow any type of health care clinic or location to install and utilize our Telemedicine Medical Technology Platform at a relatively low-cost point of entry.

Our Remote Patient Monitoring Medical Technology Platform, which is currently operating with limited usage and remains primarily under development, is intended to empower a patient with real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. We intend to expand our RPM Platform to not only our Canadian clinics and affiliate clinics but to clinics and medically licensed providers throughout Canada and the United States.

Our Novo Connect Medical Technology Platform is currently in development and build-out. Novo Connect is intended to be an app designed as a secure patient-centered portal which will allow the integration of numerous source systems for patient interface by facilitating communication between the patient and the patient’s provider. The Novo Connect app will be developed for Web, iOS and Android application to optimize communication between source systems. Novo Connect is being designed to allow patients to have direct control of their overall healthcare and wellness by providing a suite of secure, reliable engagement features.

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The success of our Medical Technology Platforms will highly be dependent upon our ability to develop relationships with both Canadian based and United States based medically licensed primary care providers and specialist in addition to multidisciplinary primary health care clinicians.

Our success will highly be dependent upon our ability to develop relationship with our patients, primary care medically licensed physicians, nurse practitioners, and specialists in addition to multidisciplinary primary health care clinicians and practitioners. If we cannot generate relationships with these medical professionals to translate into service contracts or license agreements for our Medical Technology Platforms, we may need to cease the development and commercialization of each or all Medical Technology Platform.

Our Medical Technology Platforms may not be accepted in the Canadian and United States marketplace.

Uncertainty exists as to whether our Medical Technology Platforms will be accepted by potential users; including, but not limited to third-party Canadian based and United States based primary care medically licensed physicians and specialists in various medical disciplines, multidisciplinary primary care clinicians and practitioners; as well as patients. A number of factors may limit the market acceptance of our Medical Technology Platforms including the price relative to other product offerings. There is a risk that primary care medically licensed physicians and specialists, multidisciplinary primary health care clinicians or patient acceptance will be encouraged to continue to use other products and/or methods instead of ours. We are assuming that, notwithstanding the fact that our Medical Technology Platforms will be new in the market, primary care medically licensed physicians and specialists, multidisciplinary health care clinicians, or patient acceptance will elect not to use each or all of our Medical Technology Platforms simply because it will provide ease of access and reduced costs for patients.

Primary care medically licensed physicians and specialists, multidisciplinary health care clinicians and patients need to be persuaded that our Medical Technology Platform services are justified for the anticipated benefit, but there is no assurance that sufficient numbers of patients will be convinced to enable a successful market to develop for each or all of our Medical Technology Platforms.

In the event that we are not able to market and significantly increase the number of primary care medically licensed physicians and specialists, multidisciplinary health care clinicians, or patients that use our Medical Technology Platforms, or if we are unable to charge the necessary prices, we may need to cease operating each or all of our Medical Technology Platforms.

Defects or malfunctions in our Medical Technology Platforms could hurt our reputation, sales and profitability.

The acceptance of our Medical Technology Platforms will depend upon their effectiveness and reliability. Each of our Medical Technology Platforms will be complex and will be continually modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause each or all of our Medical Technology Platforms to malfunction and our customers’ use of our Medical Technology Platforms is interrupted, our reputation could suffer, and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in each or all of our Medical Technology Platforms or new releases, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service, any of which would have a material adverse effect upon our business, operating results and financial condition.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

The operational success of our Medical Technology Platforms will depend on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede services and could result in the loss of primary care medically licensed physician and specialists, multidisciplinary primary care clinicians or patients. While all our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

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Additionally, significant delays in the planned delivery of system enhancements, improvements, and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although, we plan to carry property and business interruption insurance for our business operations, our coverage might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our Medical Technology Platforms are being designed to maintain the confidentiality and security of our patients’ confidential and proprietary data stored on our server systems, which may include sensitive personal data. However, any accidental or willful security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

We might incur substantial expense to further develop each or all of our Medical Technology Platforms which may never become sufficiently successful.

Our business growth initiatives include the successful development, launch and operations of each and all of our Medical Technology Platforms. Although management will take every precaution to ensure that our Medical Technology Platforms will, with a high degree of likelihood, achieve commercial success, there can be no assurance that this will be the case. The causes for failure of each or all of our Medical Technology Platforms, once commercialized, can be numerous, including:

●       market demand for each or all of our Medical Technology Platforms proves to be smaller than we expect;

●       further each or all of our Medical Technology Platform’s development (i) turns out to be costlier than anticipated or takes longer; (ii) requires significant adjustment post commercialization, rendering the each or all of our Medical Technology Platforms uneconomic or extending considerably the likely investment return period; (iii) additional regulatory requirements may increase the overall costs of the development; patent conflicts or unenforceable intellectual property rights; and (iv) primary care medically licensed physicians and specialists and clients may be unwilling to adopt and/or use each or all of our Medical Technology Platforms.

●       Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

We cannot be certain that we will obtain patents for each or all of our Medical Technology Platforms or that such patent will protect us from competitors.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain patents for each or all of our Medical Technology Platforms, which is both costly and time consuming. We still are in the process of evaluating the patent potential of each and all of our Medical Technology Platforms.  The Patent Office typically requires 12-24 months or more to process a patent application. There can be no assurance that any of our potential patent applications will be approved. There can be no assurance that any potential patent issued or licensed to us will provide us with protection against competitive products, protect us against changes in industry trends which we have may not have anticipated or otherwise protect the commercial viability of each or all of our Medical Technology Platforms, or that challenges will not be instituted against the validity or enforceability of any of our future patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States and Canada are maintained in secrecy until the patent issues and, since publication of patents tends to lag behind actual discoveries, we cannot be certain that if we obtain patents for our product, we were the first creator of the inventions covered by a pending patent applications or the first to file patent applications on such inventions.

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Government regulation of the Internet and e-commerce is evolving, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as federal, state and provincial regulations and laws specifically governing the internet and e-commerce. Existing and future laws and regulations may impede the growth of the use of the internet, availability of economic broadband access, or other online services, and increase the cost of providing our digital delivery of content and services. These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

Risks Related to the United States Regulatory System as to Medicinal CBD Products

Possible yet unanticipated changes in federal and state law could cause any products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our prospective products containing CBD.

Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Agricultural Improvement Act of 2018 on December 20, 2018 (the “2018 Farm Act “), which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% of THC, from Schedule 1 status under the Controlled Substances Act (“CSA”), and legalizing the cultivation and sale of hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. We anticipate our prospective medical CBD products will be federally legal in the United States in that they will contain less than 0.3% of THC in compliance with the 2018 Farm Bill guidelines and will have no psychoactive effects on our patients and customers bodies. Notwithstanding, there is no assurance that the 2018 Farm Act will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under federal law.

The 2018 Farm Bill also shifted regulatory authority from the Drug Enforcement Administration to the Department of Agriculture. The 2018 Farm Bill did not change the United States Food and Drug Administration’s (“FDA”) oversight authority over CBD products. The 2018 Farm Act delegated the authority to the states to regulate and limit the production of hemp and hemp derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp derived products under certain circumstances, no assurance can be given that such state laws may not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are adverse to our prospective medicinal CBD products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products.

Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the United States Federal Food, Drug and Cosmetic Act (“FDCA”). The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the 2018 Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Although our prospective medicinal CBD product offerings will comply with applicable federal and state laws and regulations, legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

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FDA regulation could negatively affect the hemp industry, which would directly affect our financial condition.

The FDA may seek expanded regulation of hemp under the FDCA. Additionally, the FDA may issue rules and regulations, including certified good manufacturing practices, or cGMPs, related to the growth, cultivation, harvesting and processing of hemp. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where hemp is grown register with the FDA and comply with certain federally prescribed regulations. In the event some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry, including what costs, requirements and possible prohibitions may be enforced. If we or our partners are unable to comply with the regulations or registration as prescribed by the FDA, we and or our partners (including C2M) may be unable to continue to operate their and our business in its current or planned form or at all.

Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing and sales of products derived from those plants under state law of the United States.

Hemp-derived CBD can only be legally produced in states that have laws and regulations that allow for such production and that comply with the 2018 Farm Act, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana, which remains illegal under federal law and regulations. Initially, we intend to use hemp-derived CBD from growers and processors in Canada where such production is legal to produce our prospective medicinal CBD products. Although hemp and hemp seeds may legally be imported into the United States, the importation of products containing THC, including CBD products, into the United States may be illegal if the CBD products cause THC to enter the human body. In that case, we will be required to purchase all our hemp-derived prospective medicinal CBD products from licensed growers and processors in states in the United States where such production is legal. In addition, as described in the preceding risk factor, in the event of repeal or amendment of laws and regulations which are now favorable to the cannabis/hemp industry in such states, we would be required to locate new suppliers in states with laws and regulations that qualify under the 2018 Farm Act. If we were to be unsuccessful in arranging new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our intended business plan with respect to such products could be adversely impacted.

Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the 2018 Farm Act, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD.

The interstate shipment of hemp-derived CBD from one state to another is legal only where both states have laws and regulations that allow for the production and sale of such products and that qualify under the 2018 Farm Act. Therefore, the marketing and sale of our intended products containing hemp-derived CBD is limited by such factors and is restricted to such states. Although we believe we may lawfully sell any of our finished products, including those containing CBD, in a majority of states, a repeal or adverse amendment of laws and regulations that are now favorable to the distribution, marketing and sale of finished products we intend to sell could significantly limit, restrict or prevent us from generating revenue related to our products that contain hemp-derived CBD. Any such repeal or adverse amendment of now favorable laws and regulations could have an adverse impact on our business plan with respect to such products.

Due to projected expansion into the CBD industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find, and more expensive, due to our intended launch of certain medically related products containing hemp-derived CBD. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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Our products may not meet health and safety standards or could become contaminated.

We have adopted various quality, environmental, health and safety standards. We do not have control over all the third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Our products contain combinations of ingredients, and there is little long-term experience with the effect of these combinations. In addition, interactions of these products with other products, prescription medicines and over-the-counter drugs have not been fully explored or understood and may have unintended consequences. While our third-party manufacturers perform tests in connection with the formulations of our products, these tests are not designed to evaluate the inherent safety of our products.

Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

Confusion between legal CBD and illegal Cannabis

There is the risk that confusion or uncertainty surrounding products that are offered with regulated cannabis could occur on the state or federal level and impact us. We may have difficulty with establishing banking relationships, working with investment banks and brokers who would be willing to offer and sell our securities or accept deposits from shareholders, and auditors willing to certify our financial statements if we are confused with businesses that are in the cannabis business. Any of these additional factors, should they occur, could also affect our business, prospects, assets or results of operation could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company.

Risks Related to our Common Stock and our Status as a Public Company

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to sell their common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like Nasdaq Capital Market or a stock exchange like the NYSE American. These factors may result in investors having difficulty selling any shares of our common stock.

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Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to sell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●       actual or anticipated fluctuations in our operating results;

●       the absence of securities analysts covering us and distributing research and recommendations about us;

●       we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●       overall stock market fluctuations;

●       announcements concerning our business or those of our competitors;

●       actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●       conditions or trends in the industry;

●       litigation;

●       changes in market valuations of other similar companies;

●       future sales of common stock;

●       departure of key personnel or failure to hire key personnel; and

●       general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock and/or warrants. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

Our common stock is a “penny stock” under SEC rules. It may be more difficult to sell securities classified as “penny stock.”

Our common stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we successfully list our common stock on a national securities exchange, or maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

●       If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●       If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to sell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our common stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Principal Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 23,794,098 shares of our common stock outstanding as of February 19, 2021, approximately 3,933,535 shares are tradable without restriction.  Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

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Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Provisions of our amended and restated articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation and our bylaws, as amended, may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our amended and restated articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any of the proceeds from any sale of shares by the selling stockholders. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options. See “Selling Stockholders” and “Plan of Distribution” below.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the shares offered pursuant to this prospectus at prices and at terms prevailing or at prices related to the current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

The common stock being registered by this prospectus consists of 1,772,000 shares of our common stock issuable upon exercise of stock options previously granted to, and currently held by, the selling stockholders identified below. The stock options were previously granted to the selling stockholders in exchange for bona fide services provided by the selling stockholders to the issuer and pursuant to written stock option agreements by and between the Company and the respective selling stockholders.

We are registering these shares to permit the selling stockholders to resell these shares when they deem appropriate. Each selling stockholder may resell all, a portion, or none of the shares, at any time and from time to time. The selling stockholders may also sell, transfer or otherwise dispose of some or all of the shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer the shares of common stock for sale under this prospectus.

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The table below sets forth information concerning the resale of the shares by the selling stockholders. We will not receive any proceeds from the resale of the shares by the selling stockholders. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options.

The table below sets forth, as of February 19, 2021, (i) the name of each person who is offering the resale of shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each selling stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such selling stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o Novo Integrated Sciences, Inc., 11120 NE 2nd Street, Suite 100, Bellevue, WA 98004.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of February 19, 2021, and we have not independently verified this information. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)		Percentage of Common Stock Beneficially Owned Before Resale (2)	Shares of Common Stock Offered for Resale in this Offering		Shares of Common Stock Beneficially Owned After this Offering (1)(3)	Percentage of Common Stock Beneficially Owned After Resale (1)(2)(3)
David Brien	200,000	(4)	*	200,000	(4)	—	—
Enzo Cirillo	150,000	(4)	*	150,000	(4)	—	—
Christopher David	1,281,950	(5)	5.1%	1,200,000	(4)	81,950		*
Emily Mattacchione	12,933,562	(6)	54.3%	25,000	(4)	12,908,562	54.3%
Judy Norstrud	5,000	(4)	*	5,000	(4)	—	—
Robert Oliva	373,355	(7)	1.6%	175,000	(4)	198,355		*
Kevin Pickard	12,000	(4)	*	12,000	(4)	—	—
Kimberly L. Rudge	5,000	(4)	*	5,000	(4)	—	—

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying options currently exercisable, or exercisable, or restricted stock units that vest, within 60 days after February 19, 2021 (as used in this section, the “Determination Date”), are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options and/or restricted stock units but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power.

(2)	Percentages are based on 23,794,098 shares of common stock issued and outstanding as of the Determination Date.

(3)	Assumes all of the shares of common stock being offered are sold in the offering, that shares of common stock beneficially owned by such selling stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

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(4)	Represents shares issuable upon exercise of vested stock options.

(5)	Represents (i) 81,950 shares owned by Mr. David, and (ii) 1,200,000 shares that may be acquired upon exercise of vested stock options held by Mr. David. Mr. David is the Company’s President and a member of the Board of Directors.

(6)	Represents (i) 12,908,562 shares owned by ALMC-ASAP Holdings, Inc. (“ALMC”), and (ii) 25,000 shares that may be acquired upon exercise of vested options held by Ms. Mattacchione. ALMC is wholly owned by the Mattacchione Family Trust. Robert Mattacchione, Ms. Mattacchione’s spouse, is the trustee of the Mattacchione Family Trust, with voting and depository power over these shares. Mr. Mattacchione is the Company’s Chairman of the Board and Chief Executive Officer.

(7)	Represents (i) 178,555 shares owned by Mr. Oliva, and (ii) 194,800 shares that may be acquired upon exercise of vested options held by Mr. Oliva. Mr. Oliva is a member of the Company’s Board of Directors.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of his or her shares acquired in connection with the provision of certain services to the Company. The selling stockholders may sell the shares of common stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the selling stockholders can presently estimate the amount of this compensation.

The common stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then-listed.

The aggregate proceeds to a selling stockholder from the sale of shares will be the purchase price of the common stock less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the selling stockholders. To the extent the options are exercised for cash, if at all, we will receive the exercise price for the options.

The selling stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholders are “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The shares to be offered or resold by means of this reoffer prospectus by the selling stockholders may not exceed, with respect to any selling stockholder, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Anthony L.G., PLLC.

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EXPERTS

The consolidated financial statements of Novo as of and for the fiscal year ended August 31, 2020 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020, have been audited by SRCO Professional Corporation (“SRCO”), an independent registered public accounting firm, as stated in SRCO’s report, which is incorporated herein by reference, and has been so incorporated in reliance upon SRCO’s report given upon its authority as experts in accounting and auditing.

The consolidated financial statements of Novo as of and for the fiscal year ended August 31, 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020, have been audited by NVS Professional Corporation (previously called NVS Chartered Accountants Professional Corporation) (“NVS”), an independent registered public accounting firm, as stated in NVS’ report, which is incorporated herein by reference, and has been so incorporated in reliance upon NVS’ report given upon its authority as experts in accounting and auditing.

Anthony L.G., PLLC will pass upon the validity of the shares of common stock offered pursuant to this prospectus.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our articles of incorporation, as amended, provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our articles of incorporation, as amended, provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our articles of incorporation, as amended, do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our articles of incorporation, as amended, may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation, as amended, and amended and restated bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the SEC if they become necessary in the course of the Company’s operations. All such filings are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings are also available free of charge at the website of the SEC at http://www.sec.gov. A copy of any document incorporated by reference into the registration statement of which this reoffer prospectus forms a part but which is not delivered with this reoffer prospectus will be provided by us without charge to any person to whom this reoffer prospectus has been delivered upon oral or written request to that person. Requests for such documents should be directed to our Corporate Secretary, c/o Novo Integrated Sciences, Inc., Novo Integrated Sciences, Inc., 11120 NE 2nd Street, Suite 100, Bellevue, WA 98004, telephone number (206) 617-9797.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Except to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into the registration statement of which this reoffer prospectus forms a part the following documents:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020;
●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020, filed with the SEC on January 13, 2021;
●	The Company’s Current Reports on Form 8-K filed on November 13, 2020, November 30, 2020, December 21, 2020, January 28, 2021, February 1, 2021 and February 16, 2020; and
●	The description of the Company’s securities contained in the Company’s Offering Circular dated June 29, 2020 (File No. 024-11186), filed with the SEC pursuant to Rule 253(g)(3) promulgated under the Securities Act on June 30, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed also to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents; provided, however, that, to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, such information shall not be deemed incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus forms a part.

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1,772,000 Shares

NOVO INTEGRATED SCIENCES, INC.

Common Stock

Reoffer Prospectus

February 19, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, Novo Integrated Sciences, Inc. (the “Company”) hereby incorporates by reference into the registration statement of which this reoffer prospectus forms a part the following documents:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2020;
●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020, filed with the SEC on January 13, 2021;
●	The Company’s Current Reports on Form 8-K filed on November 13, 2020, November 30, 2020, December 21, 2020, January 28, 2021, February 1, 2021 and February 16, 2020; and
●	The description of the Company’s securities contained in the Company’s Offering Circular dated June 29, 2020 (File No. 024-11186), filed with the SEC pursuant to Rule 253(g)(3) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) on June 30, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed also to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents; provided, however, that, to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, such information shall not be deemed incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus forms a part.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The consolidated financial statements of Novo as of and for the fiscal year ended August 31, 2020 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020, have been audited by SRCO Professional Corporation (“SRCO”), an independent registered public accounting firm, as stated in SRCO’s report, which is incorporated herein by reference, and has been so incorporated in reliance upon SRCO’s report given upon its authority as experts in accounting and auditing.

The consolidated financial statements of Novo as of and for the fiscal year ended August 31, 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020, have been audited by NVS Professional Corporation (previously called NVS Chartered Accountants Professional Corporation) (“NVS”), an independent registered public accounting firm, as stated in NVS’ report, which is incorporated herein by reference, and has been so incorporated in reliance upon NVS’ report given upon its authority as experts in accounting and auditing.

Anthony L.G., PLLC will pass upon the validity of the shares of common stock offered pursuant to this prospectus.

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Item 6. Indemnification of Directors and Officers.

Our articles of incorporation, as amended, provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our articles of incorporation, as amended, provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our articles of incorporation, as amended, do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our articles of incorporation, as amended, may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation, as amended, and amended and restated bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7. Exemption from Registration Claimed.

The shares being registered pursuant to the reoffer prospectus included herein were issued to the selling stockholders in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering. Each of the selling stockholders represented his or her intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. Each selling stockholder had adequate access, through his or her relationship with the registrant, to information about the registrant.

Item 8. Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 5, 2017).

3.2	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 9, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

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Exhibit Number	Description of Document

3.3	Termination of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.4	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.5	Termination of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.6	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.7	Bylaws dated February 15, 2008 (incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the Commission on March 7, 2017).

4.1	Guaranty Agreement dated September 24, 2019 by and between the registrant, Fitness International, LLC and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

4.2	Guaranty Agreement dated September 24, 2019 by and between the registrant and LAF Canada Company (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

5.1*	Opinion of the Law Office of Anthony L.G., PLLC.

10.1+	Employment Agreement, entered into on July 12, 2017 and effective July 1, 2017, between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.2+	2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-8 filed with the Commission on September 8, 2015).

10.3	Share Exchange Agreement dated April 25, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2017).

10.4	Amendment No. 1 to Share Exchange Agreement dated as of May 3, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 9, 2017).

10.5+	Option to Purchase Common Stock, dated July 12, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.6+	Employment Agreement entered into on December 29, 2017 and effective January 1, 2018, between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

10.7+	Option to Purchase Common Stock dated December 29, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

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Exhibit Number	Description of Document

10.8+	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.9+	Amendment to Option #21 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.10+	Amendment to Option #23 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.11+	Amendment to Option #24 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.12+	Amendment No. 1 to Employment Agreement dated July 27, 2018 by and between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2018).

10.13+	Employment Agreement, entered into on November 30, 2018 and effective December 1, 2018, between Christopher David and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2018).

10.14	Agreement of Transfer and Assignment dated January 8, 2019 by and between the registrant and 2478659 Ontario Ltd. (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 11, 2019).

10.15	Software License Agreement dated February 26, 2019 by and among Novo Integrated Sciences, Inc., Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 2019).

10.16	First Amendment to Cloud DX Perpetual Software License Agreement dated March 6, 2020 and entered into on March 9, 2020 by and among the registrant, Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 12, 2020).

10.17	Proposal for Joint Venture dated September 11, 2019 between the registrant and Harvest Gold Farms, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 17, 2019).

10.18	Master Facility License Agreement dated September 24, 2019 by and between Novomerica Health Group Inc., Fitness International, LLC, and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.19	Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between Fitness International, LLC and Novomerica Health Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

10.20	Master Facility License Agreement dated September 24, 2019 by and between Novo Healthnet Limited, Inc. and LAF Canada Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.21	First Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between LAF Canada Company and Novo Health Limited, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

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Exhibit Number	Description of Document

10.22+	Employment Agreement dated August 6, 2020 between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.23+	Option Agreement #32 of Christopher David dated August 6, 2020. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.24+	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.25+	Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 16, 2021).

23.1*	Consent of SRCO Professional Corporation, Independent Registered Public Accounting Firm.

23.2*	Consent of NVS Corporation, Independent Registered Public Accounting Firm.

23.3*	Consent of the Law Office of Anthony L.G., PLLC (incorporated in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to Form S-8).

*	Filed herewith.
+	Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on February 19, 2021.

NOVO INTEGRATED SCIENCES, INC.

By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Robert Mattacchione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granted unto said attorney-in-fact and agent full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Mattacchione	Chairman of the Board and Chief Executive Officer	February 19, 2021
Robert Mattacchione	(principal executive officer)

/s/ Thomas Bray	Principal Financial Officer	February 19, 2021
Thomas Bray	(principal financial officer and principal accounting officer)

/s/ Pierre Dalcourt	Director	February 19, 2021
Pierre Dalcourt

/s/ Christopher David	President and Director	February 19, 2021
Christopher David

/s/ Alex Flesias	Director	February 19, 2021
Alex Flesias

/s/ Michael Gaynor	Director	February 19, 2021
Michael Gaynor

/s/ Robert Oliva	Director	February 19, 2021
Robert Oliva

/s/ Michael Pope	Director	February 19, 2021
Michael Pope